Exhibit 10.6

                                    TERM LOAN
                                       AND
                               SECURITY AGREEMENT

                         STEEL CITY CAPITAL FUNDING LLC
                               (AS TERM B LENDER)

                                      WITH

                        AIR INDUSTRIES MACHINING, CORP.,
                             SIGMA METALS, INC., and
                            WELDING METALLURGY, INC.
                          (COLLECTIVELY, THE BORROWER)

                                 August 24, 2007

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                                TABLE OF CONTENTS

                                                                            PAGE

I.      DEFINITIONS............................................................1
        1.1.      Accounting Terms.............................................1
        1.2.      General Terms................................................1
        1.3.      Uniform Commercial Code Terms...............................17
        1.4.      Certain Matters of Construction.............................18

II.     TERM LOAN, PAYMENTS...................................................18
        2.1.      Term Loan...................................................19
        2.2.      Procedure for Eurodollar Rate Loan Election.................19
        2.3.      Disbursement of Term Loan Proceeds..........................21
        2.4.      Repayment of Term Loan......................................21
        2.5.      Statement of Account........................................21
        2.6.      Additional Payments.........................................21
        2.7.      Mandatory Prepayments.......................................21
        2.8.      Use of Proceeds.............................................22

III.    INTEREST AND FEES.....................................................22
        3.1.      Interest....................................................22
        3.2.      Closing Fee.................................................22
        3.3.      Computation of Interest and Fees............................22
        3.4.      Maximum Charges.............................................22
        3.5.      Increased Costs.............................................23
        3.6.      Basis For Determining Interest Rate Inadequate or Unfair....23
        3.7.      Capital Adequacy............................................24
        3.8.      Gross Up for Taxes..........................................25
        3.9.      Withholding Tax Exemption...................................25

IV.     COLLATERAL:  GENERAL TERMS............................................26
        4.1.      Security Interest in the Collateral.........................26
        4.2.      Perfection of Security Interest.............................26
        4.3.      Disposition of Collateral...................................27
        4.4.      Preservation of Collateral..................................27
        4.5.      Ownership of Collateral.....................................27
        4.6.      Defense of Term B Lender's Interests........................28
        4.7.      Books and Records...........................................28
        4.8.      Financial Disclosure........................................28
        4.9.      Compliance with Laws........................................29
        4.10.     Inspection of Premises......................................29
        4.11.     Insurance...................................................29
        4.12.     Failure to Pay Insurance....................................30
        4.13.     Payment of Taxes............................................30
        4.14.     Payment of Leasehold Obligations............................31


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        4.15.     Receivables.................................................31
        4.16.     Inventory...................................................33
        4.17.     Maintenance of Equipment....................................33
        4.18.     Exculpation of Liability....................................33
        4.19.     Environmental Matters.......................................34
        4.20.     Financing Statements........................................36

V.      REPRESENTATIONS AND WARRANTIES........................................36
        5.1.      Authority...................................................36
        5.2.      Formation and Qualification.................................36
        5.3.      Survival of Representations and Warranties..................37
        5.4.      Tax Returns.................................................37
        5.5.      Financial Statements........................................37
        5.6.      Entity Name.................................................37
        5.7.      O.S.H.A. and Environmental Compliance.......................37
        5.8.      Solvency; No Litigation, Violation, Indebtedness or
                  Default.....................................................38
        5.9.      Patents, Trademarks, Copyrights and Licenses................39
        5.10.     Licenses and Permits........................................40
        5.11.     Default of Indebtedness.....................................40
        5.12.     No Default..................................................40
        5.13.     No Burdensome Restrictions..................................40
        5.14.     No Labor Disputes...........................................40
        5.15.     Margin Regulations..........................................40
        5.16.     Investment Company Act......................................41
        5.17.     Disclosure..................................................41
        5.18.     Delivery of Acquisition Agreement and Subordinated Loan
                  Documentation...............................................41
        5.19.     Swaps.......................................................41
        5.20.     Conflicting Agreements......................................41
        5.21.     Application of Certain Laws and Regulations.................41
        5.22.     Business and Property of Borrower...........................41
        5.23.     Anti-Terrorism Laws.........................................42
        5.24.     Trading with the Enemy......................................42
        5.25.     Federal Securities Laws.....................................42

VI.     AFFIRMATIVE COVENANTS.................................................43
        6.1.      Payment of Fees.............................................43
        6.2.      Conduct of Business and Maintenance of Existence and
                  Assets......................................................43
        6.3.      Violations..................................................43
        6.4.      Government Receivables......................................43
        6.5.      Financial Covenants.........................................43
        6.6.      Execution of Supplemental Instruments.......................44
        6.7.      Payment of Indebtedness.....................................44
        6.8.      Standards of Financial Statements...........................44
        6.9.      Federal Securities Laws.....................................44
        6.10.     Exercise of Rights..........................................45
        6.11.     Inventory Audits............................................45


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VII.    NEGATIVE COVENANTS....................................................45
        7.1.      Merger, Consolidation, Acquisition and Sale of Assets.......45
        7.2.      Creation of Liens...........................................45
        7.3.      Guarantees..................................................45
        7.4.      Investments.................................................45
        7.5.      Loans.......................................................45
        7.6.      Capital Expenditures........................................46
        7.7.      Dividends...................................................46
        7.8.      Indebtedness................................................46
        7.9.      Nature of Business..........................................46
        7.10.     Transactions with Affiliates................................46
        7.11.     Leases......................................................46
        7.12.     Subsidiaries................................................46
        7.13.     Fiscal Year and Accounting Changes..........................47
        7.14.     Pledge of Credit............................................47
        7.15.     Amendment of Articles of Incorporation, By-Laws.............47
        7.16.     Compliance with ERISA.......................................47
        7.17.     Prepayment of Indebtedness..................................47
        7.18.     Anti-Terrorism Laws.........................................47
        7.19.     Membership/Partnership Interests............................48
        7.20.     Trading with the Enemy Act..................................48
        7.21.     Subordinated Note...........................................48
        7.22.     Other Agreements............................................48
        7.23.     Progress Payments...........................................48

VIII.   CONDITIONS PRECEDENT..................................................48
        8.1.      Conditions to Term Loan.....................................48

IX.     INFORMATION AS TO BORROWERS...........................................53
        9.1.      Disclosure of Material Matters..............................54
        9.2.      Schedules...................................................54
        9.3.      Environmental Reports.......................................54
        9.4.      Litigation..................................................54
        9.5.      Material Occurrences........................................54
        9.6.      Government Receivables......................................55
        9.7.      Annual Financial Statements.................................55
        9.8.      Quarterly Financial Statements..............................55
        9.9.      Monthly Financial Statements................................55
        9.10.     Other Reports...............................................56
        9.11.     Additional Information......................................56
        9.12.     Projected Operating Budget..................................56
        9.13.     Variances From Operating Budget.............................56
        9.14.     Notice of Suits, Adverse Events.............................56
        9.15.     ERISA Notices and Requests..................................56
        9.16.     Additional Documents........................................57


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X.      EVENTS OF DEFAULT.....................................................57
        10.1.     Nonpayment..................................................57
        10.2.     Breach of Representation....................................57
        10.3.     Financial Information.......................................58
        10.4.     Judicial Actions............................................58
        10.5.     Noncompliance...............................................58
        10.6.     Judgments...................................................58
        10.7.     Bankruptcy..................................................58
        10.8.     Inability to Play...........................................58
        10.9.     Affiliate Bankruptcy........................................58
        10.10.    Material Adverse Effect.....................................59
        10.11.    Lien Priority...............................................59
        10.12.    Subordinated Loan Default...................................59
        10.13.    Senior Loan Default.........................................59
        10.14.    Cross Default...............................................59
        10.15.    Change of Ownership.........................................59
        10.16.    Invalidity..................................................59
        10.17.    Licenses....................................................59
        10.18.    Seizures....................................................59
        10.19.    Operations..................................................60
        10.20.    Pension Plans...............................................60

XI.     TERM B LENDER'S RIGHTS AND REMEDIES AFTER DEFAULT.....................60
        11.1.     Rights and Remedies.........................................60
        11.2.     Term B Lender's Discretion..................................62
        11.3.     Setoff......................................................62
        11.4.     Rights and Remedies not Exclusive...........................62
        11.5.     Allocation of Payments After Event of Default...............62

XII.    WAIVERS AND JUDICIAL PROCEEDINGS......................................62
        12.1.     Waiver of Notice............................................63
        12.2.     Delay.......................................................63
        12.3.     Jury Waiver.................................................63

XIII.   EFFECTIVE DATE AND TERMINATION........................................63
        13.1.     Term........................................................63
        13.2.     Termination.................................................64

XIV.    BORROWING AGENCY......................................................64
        14.1.     Borrowing Agency Provisions.................................64
        14.2.     Waiver of Subrogation.......................................65

XV.     MISCELLANEOUS.........................................................65
        15.1.     Governing Law...............................................65
        15.2.     Entire Understanding........................................65
        15.3.     Successors and Assigns; Participations; New Lenders.........66
        15.4.     Application of Payments.....................................68


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        15.5.     Indemnity...................................................68
        15.6.     Notice......................................................69
        15.7.     Survival....................................................70
        15.8.     Severability................................................70
        15.9.     Expenses....................................................70
        15.10.    Injunctive Relief...........................................71
        15.11.    Damages.....................................................71
        15.12.    Captions....................................................71
        15.13.    Counterparts; Facsimile Signatures..........................71
        15.14.    Construction................................................71
        15.15.    Confidentiality; Sharing Information........................71
        15.16.    Publicity...................................................72
        15.17.    Certifications From Banks and Participants;
                  US PATRIOT Act..............................................72


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                         List of Exhibits and Schedules

Exhibits

Exhibit 2.1                 Term Note
Exhibit 8.1(k)              Financial Condition Certificate
Exhibit 15.3                Commitment Transfer Supplement

Schedules

Schedule 1.2                Permitted Encumbrances
Schedule 1.2(a)             Leasehold Interests
Schedule 4.5                Equipment and Inventory Locations
Schedule 4.15(h)            Deposit and Investment Accounts
Schedule 4.19               Real Property
Schedule 5.1                Consents
Schedule 5.2(a)             States of Qualification and Good Standing
Schedule 5.2(b)             Subsidiaries
Schedule 5.4                Federal Tax Identification Number
Schedule 5.6                Prior Names
Schedule 5.7(b)             Environmental Licenses, Certificates and Permits
Schedule 5.8(b)             Litigation
Schedule 5.8(d)             Plans
Schedule 5.9                Intellectual Property, Source Code Escrow Agreements
Schedule 5.10               Licenses and Permits
Schedule 5.14               Labor Disputes


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                                    TERM LOAN
                                       AND
                               SECURITY AGREEMENT

      Term Loan and Security Agreement dated as of August 24, 2007 among AIR INDUSTRIES MACHINING, CORP., a corporation organized under the laws of the State of New York ("Air"); SIGMA METALS, INC., a corporation organized under the laws of the State of New York ("Sigma"); WELDING METALLURGY, INC. (as successor by merger with WMS Merger Corp.), a corporation organized under the laws of the State of New York ("WMI"; and together with Air and Sigma, individually and collectively, and jointly and severally, the "Borrower"), and STEEL CITY CAPITAL FUNDING LLC, a limited liability company organized under the laws of the State of Delaware ("Term B Lender").

      IN CONSIDERATION of the mutual covenants and undertakings herein contained, Borrower and Term B Lender hereby agree as follows:

I. DEFINITIONS.

      1.1. Accounting Terms. As used in this Agreement, the Other Documents or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in Section 1.2 or elsewhere in this Agreement and accounting terms partly defined in Section 1.2 to the extent not defined, shall have the respective meanings given to them under GAAP; provided, however, whenever such accounting terms are used for the purposes of determining compliance with financial covenants in this Agreement, such accounting terms shall be defined in accordance with GAAP as applied in preparation of the audited financial statements of Borrower for the fiscal year ended December 31, 2006.

      1.2. General Terms. For purposes of this Agreement the following terms shall have the following meanings:

            "2005 Phase 1" shall mean that certain Phase 1 Environmental Site Assessment dated October 12, 2005 prepared by CA Rich Consultants, Inc.

            "Accountants" shall have the meaning set forth in Section 9.7 hereof.

            "Acquisition Agreement" shall mean the Stock Purchase Agreement including all exhibits and schedules thereto dated as of March 9, 2007 by and among Air Group, as buyer (WMI, as assignee of all of Air Group's rights under such Stock Purchase Agreement, herein referred to as the "Buyer"), and John Gantt, and Lugenia Gantt, as sellers (collectively, the "Seller"), as amended, restated, modified and/or replaced from time to time.

            "Affiliate" of any Person shall mean (a) any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director, managing member, general partner or officer (i) of such Person, (ii) of any Subsidiary of such Person or
(iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote 33% or more of the Equity Interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for any such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by ownership of Equity Interests, contract or otherwise.

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            "Agreement" shall mean this Term Loan and Security Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

            "Air Group" shall mean Air Industries Group, Inc. (f/k/a Gales Industries Incorporated), a Delaware corporation and its successors and assigns.

            "Alternate Base Rate" shall mean, for any day, a rate per annum equal to the higher of (i) the Base Rate in effect on such day and (ii) the Federal Funds Open Rate in effect on such day plus 1/2 of 1%.

            "Anti-Terrorism Laws" shall mean any Applicable Laws relating to terrorism or money laundering, including Executive Order No. 13224, the USA PATRIOT Act, the Applicable Laws comprising or implementing the Bank Secrecy Act, and the Applicable Laws administered by the United States Treasury Department's Office of Foreign Asset Control (as any of the foregoing Applicable Laws may from time to time be amended, renewed, extended, or replaced).

            "Applicable Law" shall mean all laws, rules and regulations applicable to the Person, conduct, transaction, covenant, Other Document or contract in question, including all applicable common law and equitable principles; all provisions of all applicable state, federal and foreign constitutions, statutes, rules, regulations and orders of any Governmental Body, and all orders, judgments and decrees of all courts and arbitrators.

            "Authority" shall have the meaning set forth in Section 4.19(d).

            "Base Rate" shall mean the base commercial lending rate of PNC as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate. This rate of interest is determined from time to time by PNC as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by PNC to any particular class or category of customers of PNC.

            "Blocked Accounts" shall have the meaning set forth in Section 4.15(h).

            "Blocked Account Bank" shall have the meaning set forth in Section 4.15(h).

            "Blocked Person" shall have the meaning set forth in Section 5.23(b) hereof.

            "Borrower" shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Person.

            "Borrowing Agent" shall mean Air.

            "Business Day" shall mean any day other than Saturday or Sunday or a legal holiday on which commercial banks are authorized or required by law to be closed for business in East Brunswick, New Jersey and, if the applicable Business Day relates to any Eurodollar Rate Loans, such day must also be a day on which dealings are carried on in the London interbank market.


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            "Capital Expenditures" shall mean expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of Capitalized Lease Obligations, which, in accordance with GAAP, would be classified as capital expenditures.

            "Capitalized Lease Obligation" shall mean any Indebtedness of Borrower represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

            "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss.9601 et seq.

            "Change of Control" shall mean (a) the occurrence of any event (whether in one or more transactions) which results in a transfer of control of Borrower to a Person who is not an Original Owner or (b) any merger or consolidation of or with Borrower or sale of all or substantially all of the property or assets of Borrower. For purposes of this definition, "control of Borrower" shall mean the power, direct or indirect (x) to vote 50% or more of the Equity Interests having ordinary voting power for the election of directors (or the individuals performing similar functions) of Borrower or (y) to direct or cause the direction of the management and policies of Borrower by contract or otherwise.

            "Change of Ownership" shall mean (a) 50% or more of the Equity Interests of Borrower is no longer owned or controlled by (including for the purposes of the calculation of percentage ownership, any Equity Interests into which any Equity Interests of Borrower held by any of the Original Owners are convertible or for which any such Equity Interests of Borrower or of any other Person may be exchanged and any Equity Interests issuable to such Original Owners upon exercise of any warrants, options or similar rights which may at the time of calculation be held by such Original Owners) a Person who is an Original Owner or (b) any merger, consolidation or sale of substantially all of the property or assets of Borrower.

            "Charges" shall mean all taxes, charges, fees, imposts, levies or other assessments, including all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including the Pension Benefit Guaranty Corporation or any environmental agency or superfund), upon the Collateral, Borrower or any of its Affiliates.

            "Closing Date" shall mean August 24, 2007 or such other date as may be agreed to by the parties hereto.


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            "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

            "Collateral" shall mean and include:

                  (a) all Receivables;

                  (b) all Equipment;

                  (c) all General Intangibles;

                  (d) all Inventory;

                  (e) all Investment Property;

                  (f) all Real Property;

                  (g) all Subsidiary Stock;

                  (h) the Leasehold Interests;

                  (i) all of Borrower's right, title and interest in and to, whether now owned or hereafter acquired and wherever located, (i) its respective goods and other property including, but not limited to, all merchandise returned or rejected by Customers, relating to or securing any of the Receivables; (ii) all of Borrower's rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor, including stoppage in transit, setoff, detinue, replevin, reclamation and repurchase; (iii) all additional amounts due to Borrower from any Customer relating to the Receivables; (iv) other property, including warranty claims, relating to any goods securing the Obligations; (v) all of Borrower's contract rights, rights of payment which have been earned under a contract right, instruments (including promissory notes), documents, chattel paper (including electronic chattel paper), warehouse receipts, deposit accounts, letters of credit and money; (vi) all commercial tort claims (whether now existing or hereafter arising); (vii) if and when obtained by Borrower, all real and personal property of third parties in which Borrower has been granted a lien or security interest as security for the payment or enforcement of Receivables; (viii) all letter of credit rights (whether or not the respective letter of credit is evidenced by a writing); (ix) all supporting obligations; and (x) any other goods, personal property or real property now owned or hereafter acquired in which Borrower has expressly granted a security interest or may in the future grant a security interest to Term B Lender hereunder, or in any amendment or supplement hereto or thereto, or under any other agreement between Term B Lender and Borrower;

                  (j) all of Borrower's ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned by Borrower or in which it has an interest), computer programs, tapes, disks and documents relating to (a), (b), (c), (d), (e), (f), (g), (h) or
(i) of this Paragraph; and


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                  (k) all proceeds and products of (a), (b), (c), (d), (e), (f),
(g), (h), (i) and (j) in whatever form, including, but not limited to: cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds.

            "Commitment Percentage" of Term B Lender shall mean one hundred percent (100%) of the Term Loan as same may be adjusted upon any assignment by a Lender pursuant to Section 15.3(c) or (d) hereof.

            "Commitment Transfer Supplement" shall mean a document in the form of Exhibit 15.3 hereto, properly completed and otherwise in form and substance satisfactory to Term B Lender by which the Purchasing Lender purchases and assumes a portion of the Term Loan under this Agreement.

            "Compliance Certificate" shall mean a compliance certificate to be signed by the Chief Financial Officer or Controller of Borrower, which shall state that, based on an examination sufficient to permit such officer to make an informed statement, no Default or Event of Default exists, or if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrower with respect to such default and, such certificate shall have appended thereto calculations which set forth Borrower's compliance with the requirements or restrictions imposed by Sections 6.5, 7.4, 7.5, 7.6, 7.7, 7.8 and 7.11.

            "Consents" shall mean all filings and all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Bodies and other third parties, domestic or foreign, necessary to carry on Borrower's business or necessary (including to avoid a conflict or breach under any agreement, instrument, other document, license, permit or other authorization) for the execution, delivery or performance of this Agreement, the Other Documents, the Subordinated Loan Documentation, or the Acquisition Agreement, including any Consents required under all applicable federal, state or other Applicable Law.

            "Consigned Inventory" shall mean Inventory of Borrower that is in the possession of another Person on a consignment, sale or return, or other basis that does not constitute a final sale and acceptance of such Inventory.

            "Controlled Group" shall mean, at any time, the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with Borrower, are treated as a single employer under Section 414 of the Code.

            "Customer" shall mean and include the account debtor with respect to any Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with Borrower, pursuant to which Borrower is to deliver any personal property or perform any services.


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

            "Default" shall mean an event, circumstance or condition which, with the giving of notice or passage of time or both, would constitute an Event of Default.

            "Default Rate" shall have the meaning set forth in Section 3.1 hereof.

            "Depository Accounts" shall have the meaning set forth in Section 4.15(h) hereof.

            "Documents" shall have the meaning set forth in Section 8.1(c) hereof.

            "Dollar" and the sign "$" shall mean lawful money of the United States of America.

            "Domestic Rate Loan" shall mean any portion of the Term Loan that bears interest based upon the Alternate Base Rate.

            "Early Termination Date" shall have the meaning set forth in Section
13.1 hereof.

            "Earnings Before Interest and Taxes" shall mean for any period the sum of (i) net income (or loss) of Borrower for such period (excluding extraordinary gains and losses), plus (ii) all interest expense of Borrower for such period, plus (iii) all charges against income of Borrower for such period for federal, state and local taxes actually paid; provided, however, that there shall be excluded from the computation of net income (or loss) of:

                  (a) Air:

                        (i) non-recurring charges for non-cash compensation in
                  accordance with FASB 123 (R) in the aggregate amount of $150,000 for the six months ended June 30, 2007; and

                        (ii) customer credits issued between January 1, 2007
                  through June 30, 2007, which amount shall not exceed
                  $650,000..

                  (b) WMI:

                        (i) compensation (salaries, bonus and other remunerative
                  payments) prior to the Closing Date to John, Lugenia and Kenneth Gantt; and

                        (ii) transaction costs relating to the acquisition of
                  WMI.

            "EBITDA" shall mean for any period the sum of (i) Earnings Before Interest and Taxes for such period plus (ii) depreciation expenses for such period, plus (iii) amortization expenses for such period.

            "Environmental Complaint" shall have the meaning set forth in
Section 4.19(d) hereof.

            "Environmental Laws" shall mean all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto.


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

            "Equipment" shall mean and include all of Borrower's goods (other than Inventory) whether now owned or hereafter acquired and wherever located including all equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts, accessories and all replacements and substitutions therefor or accessions thereto.

            "Equity Interests" of any Person shall mean any and all shares, rights to purchase, options, warrants, general, limited or limited liability partnership interests, member interests, participation or other equivalents of or interest in (regardless of how designated) equity of such Person, whether voting or nonvoting, including common stock, preferred stock, convertible securities or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder.

            "Eurodollar Rate" shall mean for any Eurodollar Rate Loan for the then current Interest Period relating thereto the interest rate per annum determined by Term B Lender by dividing (i) the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which US dollar deposits are offered by leading banks in the London interbank deposit market), or the rate which is quoted by another source selected by Term B Lender which has been approved by the British Bankers' Association as an authorized information vendor for the purpose of displaying rates at which US dollar deposits are offered by leading banks in the London interbank deposit market (an "Alternative Source"), at approximately 11:00 a.m., London time two (2) Business Days prior to the first day of such Interest Period (or if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any Alternate Source, a comparable replacement rate determined by Term B Lender at such time (which determination shall be conclusive absent manifest error)) for an amount comparable to such Eurodollar Rate Loan and having a borrowing date and a maturity comparable to such Interest Period by (ii) a number equal to 1.00 minus the Reserve Percentage.

            The Eurodollar Rate shall be adjusted with respect to any Eurodollar Rate Loan that is outstanding on the effective date of any change in the Reserve Percentage as of such effective date. Term B Lender shall give prompt notice to the Borrower of the Eurodollar Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

            "Eurodollar Rate Deadline" shall have the meaning set forth in
Section 2.2(b) hereof.

            "Eurodollar Rate Loan" shall mean any portion of the Term Loan at any time that bears interest based on the Eurodollar Rate.

            "Eurodollar Rate Option" shall have the meaning set forth in Section 2.2(a) hereof.

            "Event of Default" shall have the meaning set forth in Article X hereof.

            "Exchange Act" shall have the mean the Securities Exchange Act of 1934, as amended.

            "Executive Order No. 13224" shall mean the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

            "Existing Environmental Due Diligence" shall mean, collectively, (i) the 2005 Phase 1 and (ii) that certain letter from the County of Suffolk, New York with regard to Project No. 226-97-86 dated January 8, 1998.

            "Federal Funds Effective Rate" for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

            "Federal Funds Open Rate" shall mean the rate per annum determined by Term B Lender in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the "open" rate for federal funds transactions as of the opening of business for federal funds transactions among members of the Federal Reserve System arranged by federal funds brokers on such day, as quoted by Garvin Guybutler Corporation, any successor entity thereto, or any other broker selected by Term B Lender, as set forth on the applicable Bloomberg display page; provided, however; that if such day is not a Business Day, the Federal Funds Open Rate for such day shall be the "open" rate on the immediately preceding Business Day, or if no such rate shall be quoted by a Federal funds broker at such time, such other rate as determined by Term B Lender in accordance with its usual procedures.

            "Fixed Charge Coverage Ratio" shall mean and include, with respect to any fiscal period, the ratio of (a) EBITDA, minus the aggregate amount of unfunded capitalized expenditures made during such period, minus the aggregate amount of distributions made during such period, minus the aggregate amount of cash taxes paid during such period to (b) the aggregate amount of principal and/or interest payments made on Funded Debt during such period.

            "Foreign Subsidiary" of any Person, shall mean any Subsidiary of such Person that is not organized or incorporated in the United States or any State or territory thereof.

            "Funded Debt" shall mean, with respect to any Person, without duplication, all Indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness that by its terms matures more than one year from, or is directly or indirectly renewable or extendible at such Person's option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from the date of creation thereof, and specifically including Capitalized Lease Obligations, current maturities of long-term debt, revolving credit and short-term debt extendible beyond one year at the option of the debtor, and also including, in the case of Borrower, the Obligations and, without duplication, Indebtedness consisting of guaranties of Funded Debt of other Persons.

            "Funded Senior Debt" shall mean and include Borrower's Funded Debt, but shall specifically exclude all of Borrower's Indebtedness for borrowed money that has been subordinated to any Indebtedness owing by Borrower to Term B Lender.

            "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

            "General Intangibles" shall mean and include all of Borrower's general intangibles, whether now owned or hereafter acquired, including all payment intangibles, all choses in action, causes of action, corporate or other business records, inventions, designs, patents, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, trademark applications, service marks, trade secrets, goodwill, copyrights, design rights, software, computer information, source codes, codes, records and updates, registrations, licenses, franchises, customer lists, tax refunds, tax refund claims, computer programs, all claims under guaranties, security interests or other security held by or granted to Borrower to secure payment of any of the Receivables by a Customer (other than to the extent covered by Receivables) all rights of indemnification and all other intangible property of every kind and nature (other than Receivables).

            "Governmental Body" shall mean any nation or government, any state or other political subdivision thereof or any entity, authority, agency, division or department exercising the legislative, judicial, regulatory or administrative functions of or pertaining to a government.

            "Hazardous Discharge" shall have the meaning set forth in Section 4.19(d) hereof.

            "Hazardous Substance" shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, Hazardous Wastes, hazardous or Toxic Substances or related materials as defined in CERCLA, the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), RCRA, Articles 15 and 27 of the New York State Environmental Conservation Law or any other applicable Environmental Law and in the regulations adopted pursuant thereto.

            "Hazardous Wastes" shall mean all waste materials subject to regulation under CERCLA, RCRA or applicable state law, and any other applicable Federal and state laws now in force or hereafter enacted relating to hazardous waste disposal.

            "Indebtedness" of a Person at a particular date shall mean all obligations of such Person which in accordance with GAAP would be classified upon a balance sheet as liabilities (except capital stock and surplus earned or otherwise) and in any event, without limitation by reason of enumeration, shall include all indebtedness, debt and other similar monetary obligations of such Person whether direct or guaranteed, and all premiums, if any, due at the required prepayment dates of such indebtedness, and all indebtedness secured by a Lien on assets owned by such Person, whether or not such indebtedness actually shall have been created, assumed or incurred by such Person. Any indebtedness of such Person resulting from the acquisition by such Person of any assets subject to any Lien shall be deemed, for the purposes hereof, to be the equivalent of the creation, assumption and incurring of the indebtedness secured thereby, whether or not actually so created, assumed or incurred.

            "Ineligible Security" shall mean any security which may not be underwritten or dealt in by member banks of the Federal Reserve System under
Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

            "Intellectual Property" shall mean property constituting under any Applicable Law a patent, patent application, copyright, trademark, service mark, trade name, mask work, trade secret or license or other right to use any of the foregoing.

            "Intellectual Property Claim" shall mean the assertion by any Person of a claim (whether asserted in writing, by action, suit or proceeding or otherwise) that Borrower's ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other property or asset is violative of any ownership of or right to use any Intellectual Property of such Person.

            "Intercreditor Agreement" shall mean that certain Intercreditor Agreement dated as of the date hereof among Term B Lender and PNC Bank, National Association, as agent, and the other financial institutions signatory thereto.

            "Interest Period" shall mean the period provided for any Eurodollar Rate Loan pursuant to Section 2.2(b).

            "Inventory" shall mean and include all of Borrower's now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any consignment arrangement, contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in Borrower's business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.

            "Investment Property" shall mean and include all of Borrower's now owned or hereafter acquired securities (whether certificated or uncertificated), securities entitlements, securities accounts, commodities contracts and commodities accounts.

            "Leasehold Interests" shall mean all of Borrower's right, title and interest in and to the premises set forth on Schedule 1.2(a) attached hereto.

            "License Agreement" shall mean any agreement between Borrower and a Licensor pursuant to which Borrower is authorized to use any Intellectual Property in connection with the manufacturing, marketing, sale or other distribution of any Inventory of Borrower or otherwise in connection with Borrower's business operations.

            "Licensor" shall mean any Person from whom Borrower obtains the right to use (whether on an exclusive or non-exclusive basis) any Intellectual Property in connection with Borrower's manufacture, marketing, sale or other distribution of any Inventory or otherwise in connection with Borrower's business operations.

            "Licensor/ Term B Lender Agreement" shall mean an agreement between Term B Lender and a Licensor, in form and content satisfactory to Term B Lender, by which Term B Lender is given the unqualified right, vis-a-vis such Licensor, to enforce Term B Lender's Liens with respect to and to dispose of Borrower's Inventory with the benefit of any Intellectual Property applicable thereto, irrespective of Borrower's default under any License Agreement with such Licensor.

            "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), Charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction.

            "Lien Waiver Agreement" shall mean an agreement which is executed in favor of Term B Lender by a Person who owns or occupies premises at which any Collateral may be located from time to time and by which such Person shall waive any Lien that such Person may ever have with respect to any of the Collateral and shall authorize Term B Lender from time to time to enter upon the premises to inspect or remove the Collateral from such premises or to use such premises to store or dispose of such Inventory.

            "Material Adverse Effect" shall mean a material adverse effect on
(a) the condition (financial or otherwise), results of operations, assets, business, properties or prospects of Borrower or any guarantor, (b) Borrower's ability to duly and punctually pay or perform the Obligations in accordance with the terms thereof, (c) the value of the Collateral, or Term B Lender's Liens on the Collateral or the priority of any such Lien or (d) the practical realization of the benefits of Term B Lender's rights and remedies under this Agreement and the Other Documents.

            "Maximum Loan Amount" shall mean $4,500,000.

            "Modified Commitment Transfer Supplement" shall have the meaning set forth in Section 15.3(d).

            "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Sections 3(37) and 4001(a)(3) of ERISA.

            "Multiple Employer Plan" shall mean a Plan which has two or more contributing sponsors (including the Borrower or any member of the Controlled Group) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

            "Note" shall mean the Term Note.

            "Obligations" shall mean and include any and all loans, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower to Term B Lender or to any other direct or indirect subsidiary or affiliate of Term B Lender of any kind or nature, present or future (including any interest accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether or not evidenced by any note, guaranty or other instrument, whether arising under any agreement, instrument or document, (including this Agreement and the Other Documents) whether or not for the payment of money, whether arising by reason of an extension of credit, opening of a letter of credit, loan, equipment lease or guarantee, under any interest or currency swap, future, option or other similar agreement, or in any other manner, whether arising out of overdrafts or deposit or other accounts or electronic funds transfers (whether through automated clearing houses or otherwise) or out of Term B Lender's non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository transfer check or other similar arrangements, whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, regardless of how such indebtedness or liabilities arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, including, but not limited to, any and all of Borrower's Indebtedness and/or liabilities under this Agreement, the Other Documents or under any other agreement between Term B Lender and Borrower and any amendments, extensions, renewals or increases and all costs and expenses of Term B Lender incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including but not limited to reasonable attorneys' fees and expenses and all obligations of Borrower to Term B Lender to perform acts or refrain from taking any action.

            "Ordinary Course of Business" shall mean the ordinary course of Borrower's business as conducted on the Closing Date.

            "Original Owners" shall mean, (a) with respect to Air and Sigma, Air Group, and (b) with respect to WMI, Air and Sigma.

            "Other Documents" shall mean the Note, the Pledge Agreements, the Subordination Agreement, the Intercreditor Agreement and any and all other agreements, instruments and documents, including guaranties, pledges, powers of attorney, consents, warrants and all other writings heretofore, now or hereafter executed by Borrower or any guarantor and/or delivered to Term B Lender in respect of the transactions contemplated by this Agreement.

            "Parent" of any Person shall mean a corporation or other entity owning, directly or indirectly at least 50% of the shares of stock or other ownership interests having ordinary voting power to elect a majority of the directors of the Person, or other Persons performing similar functions for any such Person.

            "Participant" shall mean each Person who shall be granted the right by Term B Lender to participate in any portion of the Term Loan and who shall have entered into a participation agreement in form and substance satisfactory to Term B Lender.

            "Payment Office" shall mean initially Two Tower Center Boulevard, East Brunswick, New Jersey 08816; thereafter, such other office of Term B Lender, if any, which it may designate by notice to Borrower to be the Payment Office.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

            "Pension Benefit Plan" shall mean at any time any employee pension benefit plan (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained by any member of the Controlled Group for employees of any member of the Controlled Group; or (ii) has at any time within the preceding five years been maintained by any entity which was at such time a member of the Controlled Group for employees of any entity which was at such time a member of the Controlled Group.

            "Permitted Encumbrances" shall mean (a) Liens in favor of Term B Lender; (b) Liens in favor of PNC, as agent; (c) Liens for taxes, assessments or other governmental charges not delinquent or being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken by Borrower; provided, that, the Lien shall have no effect on the priority of the Liens in favor of Term B Lender or the value of the assets in which Term B Lender has such a Lien and a stay of enforcement of any such Lien shall be in effect; (d) Liens disclosed in the financial statements referred to in Section 5.5, the existence of which Term B Lender has consented to in writing; (e) deposits or pledges to secure obligations under worker's compensation, social security or similar laws, or under unemployment insurance; (f) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the Ordinary Course of Business; (g) Liens arising by virtue of the rendition, entry or issuance against Borrower or any Subsidiary, or any property of Borrower or any Subsidiary, of any judgment, writ, order, or decree for so long as each such Lien (i) is in existence for less than 20 consecutive days after it first arises or is being Properly Contested and (ii) is at all times junior in priority to any Liens in favor of Term B Lender; (h) mechanics', workers', materialmen's or other like Liens arising in the Ordinary Course of Business with respect to obligations which are not due or which are being contested in good faith by Borrower; (i) Liens placed upon fixed assets hereafter acquired to secure a portion of the purchase price thereof, provided that (x) any such lien shall not encumber any other property of Borrower and (y) the aggregate amount of Indebtedness secured by such Liens incurred as a result of such purchases during any fiscal year shall not exceed the amount provided for in Section 7.6; (j) other Liens incidental to the conduct of Borrower's business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from Term B Lender's rights in and to the Collateral or the value of Borrower's property or assets or which do not materially impair the use thereof in the operation of Borrower's business; and (k) Liens disclosed on Schedule 1.2.

            "Person" shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, limited liability partnership, institution, public benefit corporation, joint venture, entity or Governmental Body (whether federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

            "Plan" shall mean any employee benefit plan within the meaning of
Section 3(3) of ERISA (including a Pension Benefit Plan), maintained for employees of Borrower or any member of the Controlled Group or any such Plan to which Borrower or any member of the Controlled Group is required to contribute on behalf of any of its employees.

            "Pledge Agreements" shall mean, collectively, (i) that certain Pledge Agreement dated as of the date hereof between Term B Lender and Air Group, with respect to the capital stock of Air and Sigma, and (ii) that certain Pledge Agreement dated as of the date hereof among Term B Lender, Air and Sigma, with respect to the capital stock of WMI.

            "PNC" shall mean PNC Bank, National Association, and its successors and assigns.

            "Properly Contested" shall mean, in the case of any Indebtedness of any Person (including any taxes) that is not paid as and when due or payable by reason of such Person's bona fide dispute concerning its liability to pay same or concerning the amount thereof, (i) such Indebtedness is being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (ii) such Person has established appropriate reserves as shall be required in conformity with GAAP; (iii) the non-payment of such Indebtedness will not have a Material Adverse Effect and will not result in the forfeiture of any assets of such Person; (iv) no Lien is imposed upon any of such Person's assets with respect to such Indebtedness unless such Lien is at all times junior and subordinate in priority to the Liens in favor of Term B Lender (except only with respect to property taxes that have priority as a matter of applicable state law) and enforcement of such Lien is stayed during the period prior to the final resolution or disposition of such dispute; (v) if such Indebtedness results from, or is determined by the entry, rendition or issuance against a Person or any of its assets of a judgment, writ, order or decree, enforcement of such judgment, writ, order or decree is stayed pending a timely appeal or other judicial review; and (vi) if such contest is abandoned, settled or determined adversely (in whole or in part) to such Person, such Person forthwith pays such Indebtedness and all penalties, interest and other amounts due in connection therewith.

            "Purchasing CLO" shall have the meaning set forth in Section 15.3(d) hereof.

            "RCRA" shall mean the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss. 6901 et seq., as same may be amended from time to time.

            "Real Property" shall mean all of Borrower's right, title and interest in and to the owned and leased premises identified on Schedule 4.19 hereto.

            "Receivables" shall mean and include, as to Borrower, all of Borrower's accounts, contract rights, instruments (including those evidencing indebtedness owed to Borrower by its Affiliates), documents, chattel paper (including electronic chattel paper), general intangibles relating to accounts, drafts and acceptances, credit card receivables and all other forms of obligations owing to Borrower arising out of or in connection with the sale or lease of Inventory or the rendition of services, all supporting obligations, guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Term B Lender hereunder.

            "Register" shall have the meaning set forth in Section 15.3(e) hereof.

            "Release" shall have the meaning set forth in Section 5.7(c)(i) hereof.

            "Reportable Event" shall mean a reportable event described in
Section 4043(c) of ERISA or the regulations promulgated thereunder.

            "Reserve Percentage" shall mean as of any day the maximum percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities".

            "Sale and Lease-Back Premises" shall mean, collectively, the real property located at (i) 1479 North Clinton Avenue, Bay Shore, New York, (ii) 1480 North Clinton Avenue, Bay Shore, New York and (iii) 1460 North Fifth Avenue, Bay Shore, New York.

            "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

            "Securities Act" shall mean the Securities Act of 1933, as amended.

            "Senior Lender" shall mean PNC, as agent, and its successors and assigns.

            "Senior Loan Agreement" shall mean that certain Revolving Credit, Term Loan, Equipment Line of Credit and Security Agreement dated November 30, 2005 among Air, Sigma, Senior Lender and the financial institutions which are now or which hereafter become a party thereto.

            "Senior Loan Documents" shall mean the Senior Loan Agreement and any and all other notes, agreements, instruments and documents, including guaranties, pledges, powers of attorney, consents, interest or currency swap agreements or other similar agreements executed in connection therewith.

            "Subordinated Debt Payments" shall mean and include all cash actually expended to make payments of principal and interest on the Subordinated Note.

            "Subordinated Lender" shall mean, collectively, John Gantt and Lugenia Gantt.

            "Subordinated Loan" shall mean the loan evidenced by the Subordinated Note.

            "Subordinated Loan Documentation" shall mean, collectively, the Subordinated Note, the Pledge Agreement as of the date hereof among Air, Sigma and Subordinated Lender and any and all other agreements, instruments and documents, and all other writings heretofore, now or hereafter executed by Borrower in favor of Subordinated Lender.

            "Subordinated Note" shall mean the subordinated promissory note issued by Air Group in favor of Subordinated Lender dated March 9, 2007 in the principal sum of $2,000,000.

            "Subordination Agreement" shall mean that certain Reliance and Intercreditor Agreement dated as of the date hereof among Term B Lender, Borrower, Air Group and Subordinated Lender.

            "Subsidiary" of any Person shall mean a corporation or other entity of whose Equity Interests having ordinary voting power (other than Equity Interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

            "Subsidiary Stock" shall mean all of the issued and outstanding Equity Interests of any Subsidiary owned by the Borrower (not to exceed 65% of the Equity Interests of any Foreign Subsidiary).

            "Tangible Net Worth" shall mean, at a particular date, (a) the aggregate amount of all assets of Borrower as may be properly classified as such in accordance with GAAP consistently applied excluding such other assets as are properly classified as intangible assets under GAAP, less (b) the aggregate amount of all liabilities of Borrower.

            "Term" shall have the meaning set forth in Section 13.1 hereof.

            "Term Loan" shall mean the advances made pursuant to Section 2.1 hereof.

            "Term Loan Rate" shall mean an interest rate per annum equal to (a) the sum of the Alternate Base Rate plus six percent (6.00%) with respect to Domestic Rate Loans and (b) the sum of the Eurodollar Rate plus eight and one-half of one percent (8.50%) with respect to Eurodollar Rate Loans.

            "Term Note" shall mean the promissory note described in Section 2.1 hereof.

            "Termination Date" shall mean the earlier to occur of: (a) August 24, 2010 or such other date as Term B Lender may agree in writing to extend the Termination Date until, without there being any obligation on the part of Term B Lender to extend the Termination Date, or (b) the date upon which the Senior Loan Agreement is terminated.

            "Termination Event" shall mean (i) a Reportable Event with respect to any Plan or Multiemployer Plan; (ii) the withdrawal of Borrower or any member of the Controlled Group from a Plan or Multiemployer Plan during a plan year in which such entity was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (iii) the providing of notice of intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Plan or Multiemployer Plan; (v) any event or condition (a) which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, or (b) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (vi) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of Borrower or any member of the Controlled Group from a Multiemployer Plan.

            "Toxic Substance" shall mean and include any material present on the Real Property or the Leasehold Interests which has been shown to have significant adverse effect on human health or which is subject to regulation under the Toxic Substances Control Act (TSCA), 15 U.S.C. ss.ss. 2601 et seq., applicable state law, or any other applicable Federal or state laws now in force or hereafter enacted relating to toxic substances. "Toxic Substance" includes but is not limited to asbestos, polychlorinated biphenyls (PCBs) and lead-based paints.

            "Trading with the Enemy Act" shall mean the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any enabling legislation or executive order relating thereto.

            "Transaction" shall mean the transaction evidenced by this Agreement and the Other Documents.

            "Transferee" shall have the meaning set forth in Section 15.3(d) hereof.

            "Uniform Commercial Code" shall have the meaning set forth in
Section 1.3 hereof.

            "USA PATRIOT Act" shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

            "Week" shall mean the time period commencing with the opening of business on a Wednesday and ending on the end of business the following Tuesday.

      1.3. Uniform Commercial Code Terms. All terms used herein and defined in the Uniform Commercial Code as adopted in the State of New York from time to time (the "Uniform Commercial Code") shall have the meaning given therein unless otherwise defined herein. Without limiting the foregoing, the terms "accounts", "chattel paper", "instruments", "general intangibles", "payment intangibles", "supporting obligations", "securities", "investment property", "documents", "deposit accounts", "software", "letter of credit rights", "inventory", "equipment" and "fixtures", as and when used in the description of Collateral shall have the meanings given to such terms in Articles 8 or 9 of the Uniform Commercial Code. To the extent the definition of any category or type of collateral is expanded by any amendment, modification or revision to the Uniform Commercial Code, such expanded definition will apply automatically as of the date of such amendment, modification or revision.

      1.4. Certain Matters of Construction. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. All references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. Unless otherwise provided, all references to any instruments or agreements to which Term B Lender is a party, including references to any of the Other Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof. All references herein to the time of day shall mean the time in New York, New York. Unless otherwise provided, all financial calculations shall be performed with Inventory valued on a first-in, first-out basis. Whenever the words "including" or "include" shall be used, such words shall be understood to mean "including, without limitation" or "include, without limitation". A Default or Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided for in this Agreement; and an Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in writing by Term B Lender. Any Lien referred to in this Agreement or any of the Other Documents as having been created in favor of Term B Lender, any agreement entered into by Term B Lender pursuant to this Agreement or any of the Other Documents, any payment made by or to or funds received by Term B Lender pursuant to or as contemplated by this Agreement or any of the Other Documents, or any act taken or omitted to be taken by Term B Lender, shall, unless otherwise expressly provided, be created, entered into, made or received, or taken or omitted, for the benefit or account of Term B Lender. Wherever the phrase "to the best of Borrower's knowledge" or words of similar import relating to the knowledge or the awareness of Borrower are used in this Agreement or Other Documents, such phrase shall mean and refer to (i) the actual knowledge of a senior officer of Borrower or (ii) the knowledge that a senior officer would have obtained if he had engaged in good faith and diligent performance of his duties, including the making of such reasonably specific inquiries as may be necessary of the employees or agents of Borrower and a good faith attempt to ascertain the existence or accuracy of the matter to which such phrase relates. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise within the limitations of, another covenant shall not avoid the occurrence of a default if such action is taken or condition exists. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of a breach of a representation or warranty hereunder.


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

II. TERM LOAN, PAYMENTS.

      2.1. Term Loan. Subject to the terms and conditions of this Agreement, Term B Lender will make a Term Loan to Borrower in the sum equal to $4,500,000. The Term Loan shall be advanced on the Closing Date and shall be payable on the Termination Date, subject to (i) acceleration upon the occurrence of an Event of Default under this Agreement, (ii) termination of this Agreement pursuant to the terms hereof, or (iii) mandatory prepayment. The Term Loan shall be evidenced by one or more secured promissory notes (collectively, the "Term Note") in substantially the form attached hereto as Exhibit 2.1.

      2.2. Procedure for Eurodollar Rate Loan Election.

            (a) In lieu of having interest charged at the rate based upon the Alternate Base Rate, the Borrower shall have the option (the "Eurodollar Rate Option") to have interest on all or a portion of the Term Loan be charged at a rate of interest based upon the Eurodollar Rate. On the last day of each applicable Interest Period, unless the Borrower properly has exercised the Eurodollar Rate Option with respect thereto, the interest rate applicable to such Eurodollar Rate Loan automatically shall convert to the rate of interest then applicable to Domestic Rate Loans hereunder. At any time that an Event of Default has occurred and is continuing, the Borrower no longer shall have the option to request that any portion of the Term Loan bear interest at the Eurodollar Rate and Term B Lender shall have the right to convert the interest rate on all outstanding Eurodollar Rate Loans to the rate then applicable to Domestic Rate Loans hereunder.

            (b) In the event Borrower elects to have a portion of the Term Loan be charged at a rate of interest based upon the Eurodollar Rate, Borrower shall give Term B Lender written notice by no later than 10:00 a.m. on the day which is three (3) Business Days prior to the commencement of the proposed Interest Period ("Eurodollar Rate Deadline"), specifying (i) the portion of the Term Loan to be charged at a rate of interest based upon the Eurodollar Rate, which amount shall be in integral multiples of $250,000, and (ii) the duration of the Interest Period therefor. Notice of the Borrower's election of the Eurodollar Rate Option for a permitted portion of the Term Loan and an Interest Period pursuant to this Section shall be made by delivery to Term B Lender of a Eurodollar Rate notice received by Term B Lender on or before the Eurodollar Rate Deadline. Interest Periods for Eurodollar Rate Loans shall be for one, two or three months; provided, if an Interest Period would end on a day that is not a Business Day, it shall end on the next succeeding Business Day unless such day falls in the next succeeding calendar month in which case the Interest Period shall end on the next preceding Business Day. No Eurodollar Rate Loan shall be made available to Borrower during the continuance of a Default or an Event of Default. After giving effect to each requested Eurodollar Rate Loan, including those which are converted from a Domestic Rate Loan under Section 2.2(d), there shall not be outstanding more than four (4) Eurodollar Rate Loans, in the aggregate.

            (c) Each Interest Period of a Eurodollar Rate Loan shall end on such date as Borrower may elect as set forth in subsection (b) above provided that the exact length of each Interest Period shall be determined in accordance with the practice of the interbank market for offshore Dollar deposits and no Interest Period shall end after the last day of the Term.

            (d) Borrower shall elect the initial Interest Period applicable to a Eurodollar Rate Loan by its Eurodollar Rate notice given to Term B Lender pursuant to Section 2.2(b) or by its notice of conversion given to Term B Lender pursuant to Section 2.2(d), as the case may be. Borrower shall elect the duration of each succeeding Interest Period by giving irrevocable written notice to Term B Lender of such duration not later than 10:00 a.m. on the day which is three (3) Business Days prior to the last day of the then current Interest Period applicable to such Eurodollar Rate Loan. If Term B Lender does not receive timely notice of the Interest Period elected by Borrower, Borrower shall be deemed to have elected to convert to a Domestic Rate Loan.


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

            (e) At its option and upon written notice given prior to 10:00 a.m. (New York time) at least three (3) Business Days' prior to the date of such prepayment, Borrower may prepay the Eurodollar Rate Loans in whole at any time or in part from time to time with accrued interest on the principal being prepaid to the date of such repayment. Borrower shall specify the date of prepayment of that portion of the Term Loan which are Eurodollar Rate Loans and the amount of such prepayment. In the event that any prepayment of a Eurodollar Rate Loan is required or permitted on a date other than the last Business Day of the then current Interest Period with respect thereto, Borrower shall indemnify Term B Lender therefor in accordance with Section 2.2(f) hereof.

            (f) Borrower shall indemnify Term B Lender and hold Term B Lender harmless from and against any and all losses or expenses that Term B Lender may sustain or incur as a consequence of any prepayment, conversion of or any default by Borrower in the payment of the principal of or interest on any Eurodollar Rate Loan or failure by Borrower to complete a borrowing of, a prepayment of or conversion of or to a Eurodollar Rate Loan after notice thereof has been given, including, but not limited to, any interest payable by Term B Lender to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans hereunder. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Term B Lender to Borrower shall be conclusive absent manifest error.

            (g) Notwithstanding any other provision hereof, if any Applicable Law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for Term B Lender (for purposes of this subsection (g), the term "Term B Lender" shall include Term B Lender and the office or branch where Term B Lender or any corporation or bank controlling Term B Lender makes or maintains any Eurodollar Rate Loans) to make or maintain its Eurodollar Rate Loans, the obligation of Term B Lender to make Eurodollar Rate Loans hereunder shall forthwith be cancelled and Borrower shall, if any affected Eurodollar Rate Loans are then outstanding, promptly upon request from Term B Lender, either pay all such affected Eurodollar Rate Loans or convert such affected Eurodollar Rate Loans into loans of another type. If any such payment or conversion of any Eurodollar Rate Loan is made on a day that is not the last day of the Interest Period applicable to such Eurodollar Rate Loan, Borrower shall pay Term B Lender, upon Term B Lender's request, such amount or amounts as may be necessary to compensate Term B Lender for any loss or expense sustained or incurred by Term B Lender in respect of such Eurodollar Rate Loan as a result of such payment or conversion, including (but not limited to) any interest or other amounts payable by Term B Lender to lenders of funds obtained by Term B Lender in order to make or maintain such Eurodollar Rate Loan. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Term B Lender to Borrower shall be conclusive absent manifest error.

      2.3. Disbursement of Term Loan Proceeds. The Term Loan shall be disbursed from whichever office or other place Term B Lender may designate.

      2.4. Repayment of Term Loan.

            (a) The Term Loan shall be due and payable as provided in Section
2.1 hereof and in the Term Note, subject to mandatory prepayments as herein set forth provided, however, notwithstanding anything to the contrary herein or in any Other Document, all outstanding principal and interest with regard to the Term Note shall be due and payable on the Termination Date.

            (b) All payments of principal, interest and other amounts payable hereunder, or under any of the Other Documents shall be made to Term B Lender at the Payment Office not later than 1:00 P.M. (New York time) on the due date therefor in lawful money of the United States of America in federal funds or other funds immediately available to Term B Lender.

            (c) Borrower shall pay principal, interest, and all other amounts payable hereunder, or under any related agreement, without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim.

      2.5. Statement of Account.(a) Term B Lender shall maintain, in accordance with its customary procedures, a loan account ("Borrower's Account") in the name of Borrower in which shall be recorded the date and amount of the Term Loan made by Term B Lender and the date and amount of each payment in respect thereof. Each month, Term B Lender shall send to Borrower a statement showing the accounting for the Term Loan, payments made or credited in respect thereof, and other transactions between Term B Lender and Borrower during such month. The monthly statements shall be deemed correct and binding upon Borrower in the absence of manifest error and shall constitute an account stated between Term B Lender and Borrower unless Term B Lender receives a written statement of Borrower's specific exceptions thereto within thirty (30) days after such statement is received by Borrower. The records of Term B Lender with respect to the loan account shall be conclusive evidence absent manifest error of the amounts of the Term Loan and other charges thereto and of payments applicable thereto.

      2.6. Additional Payments. Any sums expended by Term B Lender due to Borrower's failure to perform or comply with its obligations under this Agreement or any Other Document including Borrower's obligations under Sections 4.2, 4.4, 4.12, 4.13, 4.14 and 6.1 hereof, may be added to the Obligations, or, at Term B Lender's option, shall be paid to Term B Lender immediately upon demand.

      2.7. Mandatory Prepayments. Subject to the terms and provisions of the Intercreditor Agreement and to Section 4.3 hereof, when Borrower sells or otherwise disposes of any Collateral other than Inventory in the Ordinary Course of Business, Borrower shall repay the Term Loan in an amount equal to (i) the net proceeds of such sale (i.e., gross proceeds less the reasonable costs of such sales or other dispositions), plus (ii) all accrued and unpaid interest on the amount of such repayment and, in the case of repayment of a Eurodollar Rate Loan, all amounts due pursuant to Section 2.2(f) hereof, such repayments to be made promptly but in no event more than one (1) Business Day following receipt of such net proceeds, and until the date of payment, such proceeds shall be held in trust for Term B Lender. The foregoing shall not be deemed to be implied consent to any such sale otherwise prohibited by the terms and conditions hereof. Such repayments shall be applied to the Term Loan in the inverse order of the maturities thereof.

      2.8. Use of Proceeds. Borrower shall apply the proceeds of the Term Loan to (i) capitalize WMS Merger Corp. prior to the consummation of the acquisition by WMS Merger Corp. of all of the outstanding capital stock of Welding Metallurgy, Inc., and (ii) pay fees and expenses relating to this transaction.

            Without limiting the generality of Section 2.8 above, neither the Borrower nor any other Person which may in the future become party to this Agreement or the Other Documents as Borrower, intends to use nor shall they use any portion of the proceeds of the Term Loan, directly or indirectly, for any purpose in violation of the Trading with the Enemy Act.

III. INTEREST AND FEES.

      3.1. Interest. Interest on the Term Loan shall be payable in arrears on the first Business Day of each calendar month with respect to Domestic Rate Loans and, with respect to Eurodollar Rate Loans, at the end of each Interest Period, subject to (i) acceleration upon the occurrence of an Event of Default under this Agreement, (ii) termination of this Agreement pursuant to the terms hereof, or (iii) mandatory prepayment. Interest charges shall be computed on the actual principal amount of the Term Loan outstanding during the applicable period at a rate per annum equal to the applicable Term Loan Rate. Whenever, subsequent to the date of this Agreement, the Alternate Base Rate is increased or decreased, the applicable Term Loan Rate for Domestic Rate Loans shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Alternate Base Rate during the time such change or changes remain in effect. The Eurodollar Rate shall be adjusted with respect to Eurodollar Rate Loans without notice or demand of any kind on the effective date of any change in the Reserve Percentage as of such effective date. Upon and after the occurrence of an Event of Default, and during the continuation thereof, at the option of Term B Lender, the Obligations shall bear interest at the applicable Term Loan Rate plus four percent (4.0%) per annum (the "Default Rate").

      3.2. Closing Fee. Upon the execution of this Agreement, Borrower shall pay to Term B Lender a closing fee of $145,000 less that portion of the good faith deposit and commitment fee of $95,000, in the aggregate, heretofore paid by Borrower to Term B Lender remaining after application of such fee to out of pocket expenses.

      3.3. Computation of Interest and Fees. Interest and fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the Term Loan Rate for Domestic Rate Loans during such extension.

      3.4. Maximum Charges. In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under law. In the event interest and other charges as computed hereunder would otherwise exceed the highest rate permitted under law, such excess amount shall be first applied to any unpaid principal balance owed by Borrower, and if the then remaining excess amount is greater than the previously unpaid principal balance, Term B Lender shall promptly refund such excess amount to Borrower and the provisions hereof shall be deemed amended to provide for such permissible rate.

      3.5. Increased Costs. In the event that any Applicable Law, treaty or governmental regulation, or any change therein or in the interpretation or application thereof, or compliance by Term B Lender (for purposes of this Section 3.5, the term "Term B Lender" shall include Term B Lender and any corporation or bank controlling Term B Lender) and the office or branch where Term B Lender (as so defined) makes or maintains any Eurodollar Rate Loans with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

            (a) subject Term B Lender to any tax of any kind whatsoever with respect to this Agreement or any Other Document or change the basis of taxation of payments to Term B Lender of principal, fees, interest or any other amount payable hereunder or under any Other Documents (except for changes in the rate of tax on the overall net income of Term B Lender by the jurisdiction in which it maintains its principal office);

            (b) impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of Term B Lender, including pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

            (c) impose on Term B Lender or the London interbank Eurodollar market any other condition with respect to this Agreement or any Other Document;

and the result of any of the foregoing is to increase the cost to Term B Lender of making, renewing or maintaining its Term Loan hereunder by an amount that Term B Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Term Loan by an amount that Term B Lender deems to be material, then, in any case Borrower shall promptly pay Term B Lender, upon its demand, such additional amount as will compensate Term B Lender for such additional cost or such reduction, as the case may be, provided that the foregoing shall not apply to increased costs which are reflected in the Eurodollar Rate, as the case may be. Term B Lender shall certify the amount of such additional cost or reduced amount to Borrower, and such certification shall be conclusive absent manifest error.

      3.6. Basis For Determining Interest Rate Inadequate or Unfair. In the event that Term B Lender shall have determined that:

            (a) reasonable means do not exist for ascertaining the Eurodollar Rate applicable pursuant to Section 2.2 hereof for any Interest Period; or

            (b) Dollar deposits in the relevant amount and for the relevant maturity are not available in the London interbank Eurodollar market, with respect to an outstanding Eurodollar Rate Loan, a proposed Eurodollar Rate Loan, or a proposed conversion of a Domestic Rate Loan into a Eurodollar Rate Loan, then Term B Lender shall give Borrower prompt written, telephonic or telegraphic notice of such determination. If such notice is given, (i) any such requested Eurodollar Rate Loan shall be made as a Domestic Rate Loan, unless Borrower shall notify Term B Lender no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the date of such proposed borrowing, that its request for such borrowing shall be cancelled or made as an unaffected type of Eurodollar Rate Loan, (ii) any Domestic Rate Loan or Eurodollar Rate Loan which was to have been converted to an affected type of Eurodollar Rate Loan shall be continued as or converted into a Domestic Rate Loan, or, if Borrower shall notify Term B Lender, no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of Eurodollar Rate Loan, and (iii) any outstanding affected Eurodollar Rate Loans shall be converted into a Domestic Rate Loan, or, if Borrower shall notify Term B Lender, no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the last Business Day of the then current Interest Period applicable to such affected Eurodollar Rate Loan, shall be converted into an unaffected type of Eurodollar Rate Loan, on the last Business Day of the then current Interest Period for such affected Eurodollar Rate Loans. Until such notice has been withdrawn, Term B Lender shall have no obligation to make an affected type of Eurodollar Rate Loan or maintain outstanding affected Eurodollar Rate Loans and Borrower shall not have the right to convert a Domestic Rate Loan or an unaffected type of Eurodollar Rate Loan into an affected type of Eurodollar Rate Loan.

      3.7. Capital Adequacy.

            (a) In the event that Term B Lender shall have determined that any Applicable Law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Body, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Term B Lender (for purposes of this Section 3.7, the term "Term B Lender" shall include Term B Lender and any corporation or bank controlling Term B Lender) and the office or branch where Term B Lender (as so defined) makes or maintains any Eurodollar Rate Loans with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Term B Lender's capital as a consequence of its obligations hereunder to a level below that which Term B Lender could have achieved but for such adoption, change or compliance (taking into consideration Term B Lender's policies with respect to capital adequacy) by an amount deemed by Term B Lender to be material, then, from time to time, Borrower shall pay upon demand to Term B Lender such additional amount or amounts as will compensate Term B Lender for such reduction. In determining such amount or amounts, Term B Lender may use any reasonable averaging or attribution methods. The protection of this Section 3.7 shall be available to Term B Lender regardless of any possible contention of invalidity or inapplicability with respect to the Applicable Law, regulation or condition.

            (b) A certificate of Term B Lender setting forth such amount or amounts as shall be necessary to compensate Term B Lender with respect to
Section 3.7(a) hereof when delivered to Borrower shall be conclusive absent manifest error.

      3.8. Gross Up for Taxes. Subject to Section 3.5(a) herein, if Borrower shall be required by Applicable Law to withhold or deduct any taxes from or in respect of any sum payable under this Agreement or any of the Other Documents to Term B Lender, assignee of any Term B Lender, or Participant (each, individually, a "Payee" and collectively, the "Payees"), (a) the sum payable to such Payee or Payees, as the case may be, shall be increased as may be necessary so that, after making all required withholding or deductions, the applicable Payee or Payees receives an amount equal to the sum it would have received had no such withholding or deductions been made (the "Gross-Up Payment"), (b) Borrower shall make such withholding or deductions, and (c) Borrower shall pay the full amount withheld or deducted to the relevant taxation authority or other authority in accordance with Applicable Law. Notwithstanding the foregoing, Borrower shall not be obligated to make any portion of the Gross-Up Payment that is attributable to any withholding or deductions that would not have been paid or claimed had the applicable Payee or Payees properly claimed a complete exemption with respect thereto pursuant to Section 3.9 hereof.

      3.9. Withholding Tax Exemption.

            (a) Each Payee that is not incorporated under the Laws of the United States of America or a state thereof (and, upon the written request of Term B Lender, each other Payee) agrees that it will deliver to Borrower and Term B Lender two (2) duly completed appropriate valid Withholding Certificates (as defined under ss.1.1441-1(c)(16) of the Income Tax Regulations ("Regulations")) certifying its status (i.e., U.S. or foreign person) and, if appropriate, making a claim of reduced, or exemption from, U.S. withholding tax on the basis of an income tax treaty or an exemption provided by the Code. The term "Withholding Certificate" means a Form W-9; a Form W-8BEN; a Form W-8ECI; a Form W-8IMY and the related statements and certifications as required under ss.1.1441-1(e)(2) and/or (3) of the Regulations; a statement described in ss.1.871-14(c)(2)(v) of the Regulations; or any other certificates under the Code or Regulations that certify or establish the status of a payee or beneficial owner as a U.S. or foreign person.

            (b) Each Payee required to deliver to Borrower and Term B Lender a valid Withholding Certificate pursuant to Section 3.9(a) hereof shall deliver such valid Withholding Certificate as follows: (A) each Payee which is a party hereto on the Closing Date shall deliver such valid Withholding Certificate at least five (5) Business Days prior to the first date on which any interest or fees are payable by Borrower hereunder for the account of such Payee; (B) each Payee shall deliver such valid Withholding Certificate at least five (5) Business Days before the effective date of such assignment or participation (unless Term B Lender in its sole discretion shall permit such Payee to deliver such Withholding Certificate less than five (5) Business Days before such date in which case it shall be due on the date specified by Term B Lender). Each Payee which so delivers a valid Withholding Certificate further undertakes to deliver to Borrower and Term B Lender two (2) additional copies of such Withholding Certificate (or a successor form) on or before the date that such Withholding Certificate expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent Withholding Certificate so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by Borrower or Term B Lender.

            (c) Notwithstanding the submission of a Withholding Certificate claiming a reduced rate of or exemption from U.S. withholding tax required under
Section 3.9(b) hereof, Term B Lender shall be entitled to withhold United States federal income taxes at the full 30% withholding rate if in its reasonable judgment it is required to do so under the due diligence requirements imposed upon a withholding agent under ss.1.1441-7(b) of the Regulations. Further, Term B Lender is indemnified under ss.1.1461-1(e) of the Regulations against any claims and demands of any Payee for the amount of any tax it deducts and withholds in accordance with regulations under ss.1441 of the Code.

IV. COLLATERAL: GENERAL TERMS

      4.1. Security Interest in the Collateral. Subject to the terms and provisions of the Intercreditor Agreement, to secure the prompt payment and performance to Term B Lender of the Obligations, Borrower hereby assigns, pledges and grants to Term B Lender a continuing security interest in and to and Lien on all of its Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located. Borrower shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect Term B Lender's security interest and shall cause its financial statements to reflect such security interest. Borrower shall promptly provide Term B Lender with written notice of all commercial tort claims, such notice to contain the case title together with the applicable court and a brief description of the claim(s). Upon delivery of each such notice, Borrower shall be deemed to hereby grant to Term B Lender a security interest and lien in and to such commercial tort claims and all proceeds thereof.

      4.2. Perfection of Security Interest. Borrower shall take all action that may be necessary or desirable, or that Term B Lender may request, so as at all times to maintain the validity, perfection, enforceability and priority of Term B Lender's security interest in and Lien on the Collateral or to enable Term B Lender to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to, (i) immediately discharging all Liens other than Permitted Encumbrances, (ii) obtaining Lien Waiver Agreements, (iii) delivering to Term B Lender, endorsed or accompanied by such instruments of assignment as Term B Lender may specify, and stamping or marking, in such manner as Term B Lender may specify, any and all chattel paper, instruments, letters of credits and advices thereof and documents evidencing or forming a part of the Collateral, (iv) entering into warehousing, lockbox and other custodial arrangements satisfactory to Term B Lender, and (v) executing and delivering financing statements, control agreements, instruments of pledge, mortgages, notices and assignments, in each case in form and substance satisfactory to Term B Lender, relating to the creation, validity, perfection, maintenance or continuation of Term B Lender's security interest and Lien under the Uniform Commercial Code or other Applicable Law. By its signature hereto, Borrower hereby authorizes Term B Lender to file against Borrower, one or more financing, continuation or amendment statements pursuant to the Uniform Commercial Code in form and substance satisfactory to Term B Lender (which statements may have a description of collateral which is broader than that set forth herein). All charges, expenses and fees Term B Lender may incur in doing any of the foregoing, and any local taxes relating thereto, shall be added to the Obligations, or, at Term B Lender's option, shall be paid to Term B Lender immediately upon demand.


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

      4.3. Disposition of Collateral. Borrower will safeguard and protect all Collateral for Term B Lender's general account and make no disposition thereof whether by sale, lease or otherwise except (a) the sale of Inventory in the Ordinary Course of Business and (b) the disposition or transfer of obsolete and worn-out Equipment in the Ordinary Course of Business during any fiscal year having an aggregate fair market value of not more than $100,000 and only to the extent that (i) the proceeds of any such disposition are used to acquire replacement Equipment which is subject to Term B Lender's second priority security interest or (ii) subject to the terms and provisions of the Intercreditor Agreement, the proceeds of which are remitted to Term B Lender to be applied pursuant to Section 2.7.

      4.4. Preservation of Collateral. In addition to the rights and remedies set forth in Section 11.1 hereof, Term B Lender: (a) may at any time take such steps as Term B Lender deems necessary to protect Term B Lender's interest in and to preserve the Collateral, including the hiring of such security guards or the placing of other security protection measures as Term B Lender may deem appropriate; (b) may employ and maintain at any of Borrower's premises a custodian who shall have full authority to do all acts necessary to protect Term B Lender's interests in the Collateral; (c) may lease warehouse facilities to which Term B Lender may move all or part of the Collateral; (d) may use Borrower's owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (e) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any of Borrower's owned or leased property. Borrower shall cooperate fully with all of Term B Lender's efforts to preserve the Collateral and will take such actions to preserve the Collateral as Term B Lender may direct. All of Term B Lender's expenses of preserving the Collateral, including any expenses relating to the bonding of a custodian, shall be added to the Obligations, or, at Term B Lender's option, shall be paid to Term B Lender immediately upon demand.

      4.5. Ownership of Collateral.

            (a) With respect to the Collateral, at the time the Collateral becomes subject to Term B Lender's security interest: (i) Borrower shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a security interest in each and every item of the its respective Collateral to Term B Lender; and, except for Permitted Encumbrances, the Collateral shall be free and clear of all Liens and encumbrances whatsoever;
(ii) each document and agreement executed by Borrower or delivered to Term B Lender in connection with this Agreement shall be true and correct in all respects; (iii) all signatures and endorsements of Borrower that appear on such documents and agreements shall be genuine and Borrower shall have full capacity to execute same; and (iv) Borrower's Equipment and Inventory shall be located as set forth on Schedule 4.5 and shall not be removed from such location(s) without the prior written consent of Term B Lender except with respect to the sale of Inventory in the Ordinary Course of Business and Equipment to the extent permitted in Section 4.3 hereof.

            (b) (i) There is no location at which Borrower has any Inventory (except for Inventory in transit) other than those locations listed on Schedule 4.5; (ii) Schedule 4.5 hereto contains a correct and complete list, as of the Closing Date, of the legal names and addresses of each warehouse at which Inventory of Borrower is stored; (iii) Schedule 4.5 hereto sets forth a correct and complete list as of the Closing Date of (A) each place of business of Borrower and (B) the chief executive office of Borrower; and (iv) Schedule 4.5 hereto sets forth a correct and complete list as of the Closing Date of the location, by state and street address, of all Real Property owned or leased by Borrower, together with the names and addresses of any landlords.


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

      4.6. Defense of Term B Lender's Interests. Until (a) payment and performance in full of all of the Obligations and (b) termination of this Agreement, Term B Lender's interests in the Collateral shall continue in full force and effect. During such period Borrower shall not, without Term B Lender's prior written consent, pledge, sell (except Inventory in the Ordinary Course of Business and Equipment to the extent permitted in Section 4.3 hereof), assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way except for Permitted Encumbrances, any part of the Collateral. Borrower shall defend Term B Lender's interests in the Collateral against any and all Persons whatsoever. At any time following demand by Term B Lender for payment of all Obligations, Term B Lender shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including: labels, stationery, documents, instruments and advertising materials. If Term B Lender exercises this right to take possession of the Collateral, Borrower shall, upon demand, assemble it in the best manner possible and make it available to Term B Lender at a place reasonably convenient to Term B Lender. In addition, with respect to all Collateral, but subject to the Intercreditor Agreement, Term B Lender shall be entitled to all of the rights and remedies set forth herein and further provided by the Uniform Commercial Code or other Applicable Law. Subject to the Intercreditor Agreement, Borrower shall, and Term B Lender may, at its option, instruct all suppliers, carriers, forwarders, warehousers or others receiving or holding cash, checks, Inventory, documents or instruments in which Term B Lender holds a security interest to deliver same to Term B Lender and/or subject to Term B Lender's order and if they shall come into Borrower's possession, they, and each of them, shall be held by Borrower in trust as Term B Lender's trustee, and Borrower will immediately deliver them to Term B Lender in their original form together with any necessary endorsement.

      4.7. Books and Records. Borrower shall (a) keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs; (b) set up on its books accruals with respect to all taxes, assessments, charges, levies and claims; and (c) on a reasonably current basis set up on its books, from its earnings, allowances against doubtful Receivables, advances and investments and all other proper accruals (including by reason of enumeration, accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business. All determinations pursuant to this subsection shall be made in accordance with, or as required by, GAAP consistently applied in the opinion of such independent public accountant as shall then be regularly engaged by Borrower.

      4.8. Financial Disclosure. Borrower hereby irrevocably authorizes and directs all accountants and auditors employed by Borrower at any time during the Term to exhibit and deliver to Term B Lender copies of any of Borrower's financial statements, trial balances or other accounting records of any sort in the accountant's or auditor's possession, and to disclose to Term B Lender any information such accountants may have concerning Borrower's financial status and business operations provided, however, so long as no Default and/or Event of Default has occurred, Term B Lender will attempt to obtain such information or materials directly from Borrower prior to obtaining such information or materials from such accountants and is hereby authorized to obtain such information or materials from such accountants if the Borrower does not provide such information and materials to the Term B Lender within ten (10) Business Days of any request for such information and materials. Borrower hereby authorizes all Governmental Bodies to furnish to Term B Lender copies of reports or examinations relating to Borrower, whether made by Borrower or otherwise provided, however, so long as no Default and/or Event of Default has occurred, Term B Lender will attempt to obtain such information or materials directly from Borrower prior to obtaining such information or materials from such Governmental Bodies and is hereby authorized to obtain such information or materials from such Governmental Bodies if the Borrower does not provide such information and materials to Term B Lender within ten (10) Business Days of any request for such information and materials.


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

      4.9. Compliance with Laws. Borrower shall comply with all Applicable Laws with respect to the Collateral or any part thereof or to the operation of Borrower's business the non-compliance with which could reasonably be expected to have a Material Adverse Effect. Borrower may, however, contest or dispute any Applicable Laws in any reasonable manner, provided that any related Lien is inchoate or stayed and sufficient reserves are established to the reasonable satisfaction of Term B Lender to protect Term B Lender's Lien on or security interest in the Collateral. The assets of Borrower at all times shall be maintained in accordance with the requirements of all insurance carriers which provide insurance with respect to the assets of Borrower so that such insurance shall remain in full force and effect.

      4.10. Inspection of Premises. At all reasonable times Term B Lender shall have full access to and the right to audit, check, inspect and make abstracts and copies from Borrower's books, records, audits, correspondence and all other papers relating to the Collateral and the operation of Borrower's business. Term B Lender and its agents may enter upon any of Borrower's premises at any time during business hours and at any other reasonable time, and from time to time, for the purpose of inspecting the Collateral and any and all records pertaining thereto and the operation of Borrower's business.

      4.11. Insurance. The assets and properties of Borrower at all times shall be maintained in accordance with the requirements of all insurance carriers which provide insurance with respect to the assets and properties of Borrower so that such insurance shall remain in full force and effect. Borrower shall bear the full risk of any loss of any nature whatsoever with respect to the Collateral. At Borrower's own cost and expense in amounts and with carriers reasonably acceptable to Term B Lender, Borrower shall (a) keep all its insurable properties and properties in which Borrower has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to Borrower's including business interruption insurance; (b) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to Borrower insuring against larceny, embezzlement or other criminal misappropriation of insured's officers and employees who may either singly or jointly with others at any time have access to the assets or funds of Borrower either directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (c) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (d) maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which Borrower is engaged in business; (e) furnish Term B Lender with (i) copies of all liability and property insurance policies and evidence of the maintenance of such policies by the renewal thereof at least thirty (30) days before any expiration date, and (ii) appropriate loss payable endorsements in form and


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

substance satisfactory to Term B Lender, naming Term B Lender as an additional insured, mortgagee and lender loss payee as its interests may appear with respect to all insurance coverage referred to in clauses (a) and (c) above, and providing (A) that all proceeds thereunder in excess of $100,000 shall be payable to Term B Lender, (B) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and
(C) that such policy and loss payable clauses may not be cancelled, amended or terminated unless at least thirty (30) days' prior written notice is given to Term B Lender. In the event of any loss thereunder in excess of $100,000, the carriers named therein hereby are directed by Term B Lender and Borrower to make payment for such loss to Term B Lender and not to Borrower and Term B Lender jointly. If any insurance losses are paid by check, draft or other instrument payable to Borrower and Term B Lender jointly, Term B Lender may endorse Borrower's name thereon and do such other things as Term B Lender may deem advisable to reduce the same to cash. Term B Lender is hereby authorized to adjust and compromise claims under insurance coverage referred to in clauses (a) and (b) above. So long as no Default and/or Event of Default has occurred, Term B Lender shall consult the Borrower with regard to such adjustments and compromises. All loss recoveries received by Term B Lender upon any such insurance may be applied to the Obligations, in such order as Term B Lender in its sole discretion shall determine. Any surplus shall be paid by Term B Lender to Borrower or applied as may be otherwise required by law. Any deficiency thereon shall be paid by Borrower to Term B Lender, on demand. The rights of Term B Lender under this Section 4.11 are subject to the terms and provisions of the Intercreditor Agreement.

      4.12. Failure to Pay Insurance. If Borrower fails to obtain insurance as hereinabove provided, or to keep the same in force, Term B Lender, if Term B Lender so elects, may obtain such insurance and pay the premium therefor on behalf of Borrower, and such expenses so paid shall be part of the Obligations, or, at Term B Lender's option, shall be paid to Term B Lender immediately upon demand.

      4.13. Payment of Taxes. Borrower will pay, when due, all taxes, assessments and other Charges lawfully levied or assessed upon Borrower or any of the Collateral including real and personal property taxes, assessments and charges and all franchise, income, employment, social security benefits, withholding, and sales taxes. If any tax by any Governmental Body is or may be imposed on or as a result of any transaction between Borrower and Term B Lender which Term B Lender may be required to withhold or pay or if any taxes, assessments, or other Charges remain unpaid after the date fixed for their payment, or if any claim shall be made which, in Term B Lender's opinion, may possibly create a valid Lien on the Collateral, Term B Lender may without notice to Borrower pay the taxes, assessments or other Charges and Borrower hereby indemnifies and holds Term B Lender harmless in respect thereof, subject to Sections 3.5(a) and 3.9 herein. Term B Lender will not pay any taxes, assessments or Charges to the extent that Borrower has contested or disputed those taxes, assessments or Charges in good faith, by expeditious protest, administrative or judicial appeal or similar proceeding provided that any related tax lien is stayed and sufficient reserves are established to the reasonable satisfaction of Term B Lender to protect Term B Lender's security interest in or Lien on the Collateral. The amount of any payment by Term B Lender under this Section 4.13 shall be added to the Obligations, or, at Term B Lender's option, shall be paid to Term B Lender immediately upon demand, and, until Borrower shall furnish Term B Lender with an indemnity therefor (or supply Term B Lender with evidence satisfactory to Term B Lender that due provision for the payment thereof has been made), Term B Lender may hold without interest any balance standing to Borrower's credit and Term B Lender shall retain its security interest in and Lien on any and all Collateral held by Term B Lender.


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

      4.14. Payment of Leasehold Obligations. Borrower shall at all times pay, when and as due, its rental obligations under all leases under which it is a tenant, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect and, at Term B Lender's request will provide evidence of having done so.

      4.15. Receivables.

            (a) Nature of Receivables. Each of the Receivables shall be a bona fide and valid account representing a bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of Borrower, or work, labor or services theretofore rendered by Borrower as of the date each Receivable is created. Same shall be due and owing in accordance with Borrower's standard terms of sale without dispute, setoff or counterclaim except as may be stated on the accounts receivable schedules delivered by Borrower to Term B Lender.

            (b) Solvency of Customers. Each Customer, to the best of Borrower's knowledge, as of the date each Receivable is created, is and will be solvent and able to pay all Receivables on which the Customer is obligated in full when due or with respect to such Customers of Borrower who are not solvent Borrower has set up on its books and in its financial records bad debt reserves adequate to cover such Receivables.

            (c) Location of Borrower. Borrower's chief executive office is located at 1479 Clinton Avenue, Bay Shore, New York 11706. Until written notice is given to Term B Lender by Borrower of any other office at which Borrower keeps its records pertaining to Receivables, all such records shall be kept at such executive office.

            (d) Collection of Receivables. Until Borrower's authority to do so is terminated by Term B Lender (which notice Term B Lender may give at any time following the occurrence of an Event of Default or a Default or when Term B Lender in its sole discretion deems it to be in its best interest to do so), Borrower will, at Borrower's sole cost and expense, but on Term B Lender's behalf and for Term B Lender's account, collect as Term B Lender's property and in trust for Term B Lender all amounts received on Receivables, and shall not commingle such collections with Borrower's funds or use the same except to pay Obligations. Borrower shall deposit in the Blocked Account or, upon request by Term B Lender, deliver to Term B Lender, in original form and on the date of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness.

            (e) Notification of Assignment of Receivables. At any time Term B Lender shall have the right to send notice of the assignment of, and Term B Lender's security interest in and Lien on, the Receivables to any and all Customers or any third party holding or otherwise concerned with any of the Collateral. Thereafter, Term B Lender shall have the sole right to collect the

Receivables, take possession of the Collateral, or both. Term B Lender's actual collection expenses, including, but not limited to, stationery and postage, telephone and telegraph, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be added to the Obligations, or, at Term B Lender's option, shall be paid to Term B Lender immediately upon demand.

            (f) Power of Term B Lender to Act on Borrower's Behalf. Term B Lender shall have the right to receive, endorse, assign and/or deliver in the name of Term B Lender or Borrower any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and Borrower hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. Borrower hereby constitutes Term B Lender or Term B Lender's designee as Borrower's attorney with power (i) to endorse Borrower's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (ii) to sign Borrower's name on any invoice or bill of lading relating to any of the Receivables, drafts against Customers, assignments and verifications of Receivables; (iii) to send verifications of Receivables to any Customer; (iv) to sign Borrower's name on all financing statements or any other documents or instruments deemed necessary or appropriate by Term B Lender to preserve, protect, or perfect Term B Lender's interest in the Collateral and to file same; (v) to demand payment of the Receivables upon notice to the Borrower; (vi) to enforce payment of the Receivables by legal proceedings or otherwise upon notice to the Borrower; (vii) to exercise all of Borrower's rights and remedies with respect to the collection of the Receivables and any other Collateral upon notice to the Borrower; (viii) to settle, adjust, compromise, extend or renew the Receivables upon notice to the Borrower; (ix) to settle, adjust or compromise any legal proceedings brought to collect Receivables upon notice to the Borrower; (x) to prepare, file and sign Borrower's name on a proof of claim in bankruptcy or similar document against any Customer upon notice to the Borrower; (xi) to prepare, file and sign Borrower's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables; and (xii) to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence (as determined by a court of competent jurisdiction in a final non-appealable judgment); this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid. Upon the occurrence of a Default and/or an Event of Default, Term B Lender shall have the right at any time to change the address for delivery of mail addressed to Borrower to such address as Term B Lender may designate and to receive, open and dispose of all mail addressed to Borrower.

            (g) No Liability. Term B Lender shall not, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom. Term B Lender may, with notice to Borrower and without consent from Borrower, sue upon or otherwise collect, extend the time of payment of, compromise or settle for cash, credit or upon any terms any of the Receivables or any other securities, instruments or insurance applicable thereto and/or release any obligor thereof. Term B Lender is authorized and empowered to accept the return of the goods represented by any of the Receivables, with notice to Borrower and without consent from Borrower, all without discharging or in any way affecting Borrower's liability hereunder.


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

            (h) Establishment of a Lockbox Account, Dominion Account. All proceeds of Collateral shall be deposited by Borrower into either (i) a lockbox account, dominion account or such other "blocked account" ("Blocked Accounts") established at a bank or banks (each such bank, a "Blocked Account Bank") pursuant to an arrangement with such Blocked Account Bank as may be selected by Borrower and be acceptable to Term B Lender or (ii) depository accounts ("Depository Accounts") established at the Term B Lender for the deposit of such proceeds. Borrower, Term B Lender and each Blocked Account Bank shall enter into a deposit account control agreement in form and substance satisfactory to Term B Lender directing such Blocked Account Bank to transfer such funds so deposited to Term B Lender, either to any account maintained by Term B Lender at said Blocked Account Bank or by wire transfer to appropriate account(s) of Term B Lender. All funds deposited in such Blocked Accounts shall immediately become the property of Term B Lender and Borrower shall obtain the agreement by such Blocked Account Bank to waive any offset rights against the funds so deposited. Term B Lender does not assume any responsibility for such blocked account arrangement, including any claim of accord and satisfaction or release with respect to deposits accepted by any Blocked Account Bank thereunder. All deposit accounts and investment accounts of Borrower and its Subsidiaries are set forth on Schedule 4.15(h).

            (i) Adjustments. Borrower will not, without Term B Lender's consent, compromise or adjust any Receivables (or extend the time for payment thereof) or accept any returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances as have been heretofore customary in the business of Borrower.

            (j) Intercreditor Agreement. The rights of Term B Lender with respect to the Receivables under this Section 4.15 are subject to the Intercreditor Agreement.

      4.16. Inventory. To the extent Inventory held for sale or lease has been produced by Borrower, it has been and will be produced by Borrower in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder.

      4.17. Maintenance of Equipment. The Equipment shall be maintained in good operating condition and repair (reasonable wear and tear excepted) and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved. Borrower shall not use or operate the Equipment in violation of any law, statute, ordinance, code, rule or regulation. Borrower shall have the right to sell Equipment to the extent set forth in Section 4.3 hereof.

      4.18. Exculpation of Liability. Nothing herein contained shall be construed to constitute Term B Lender as Borrower's agent for any purpose whatsoever, nor shall Term B Lender be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. Term B Lender does not, whether by anything herein or in any assignment or otherwise, assume any of Borrower's obligations under any contract or agreement assigned to Term B Lender, and Term B Lender shall not be responsible in any way for the performance by Borrower of any of the terms and conditions thereof.


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

      4.19. Environmental Matters.

            (a) Borrower shall ensure that the Real Property and all operations and businesses conducted thereon remains in compliance with all Environmental Laws and they shall not place or permit to be placed any Hazardous Substances on any Real Property except as permitted by Applicable Law or appropriate governmental authorities.

            (b) Borrower shall establish and maintain a system to assure and monitor continued compliance with all applicable Environmental Laws which system shall include periodic reviews of such compliance.

            (c) Borrower shall (i) employ in connection with the use of the Real Property appropriate technology necessary to maintain compliance with any applicable Environmental Laws and (ii) dispose of any and all Hazardous Waste generated at the Real Property only at facilities and with carriers that maintain valid permits under RCRA and any other applicable Environmental Laws. Borrower shall use its best efforts to obtain certificates of disposal, such as hazardous waste manifest receipts, from all treatment, transport, storage or disposal facilities or operators employed by Borrower in connection with the transport or disposal of any Hazardous Waste generated at the Real Property.

            (d) In the event Borrower obtains, gives or receives notice of any Release or threat of Release of a reportable quantity of any Hazardous Substances at the Real Property (any such event being hereinafter referred to as a "Hazardous Discharge") or receives any notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions at the Real Property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting the Real Property or Borrower's interest therein (any of the foregoing is referred to herein as an "Environmental Complaint") from any Person, including any state agency responsible in whole or in part for environmental matters in the state in which the Real Property is located or the United States Environmental Protection Agency (any such person or entity hereinafter the "Authority"), then Borrower shall, within five (5) Business Days, give written notice of same to Term B Lender detailing facts and circumstances of which Borrower is aware giving rise to the Hazardous Discharge or Environmental Complaint. Such information is to be provided to allow Term B Lender to protect its security interest in and Lien on the Real Property and the Collateral and is not intended to create nor shall it create any obligation upon Term B Lender with respect thereto.

            (e) Borrower shall promptly forward to Term B Lender copies of any request for information, notification of potential liability, demand letter relating to potential responsibility with respect to the investigation or cleanup of Hazardous Substances at any other site owned, operated or used by Borrower to dispose of Hazardous Substances and shall continue to forward copies of correspondence between Borrower and the Authority regarding such claims to Term B Lender until the claim is settled. Borrower shall promptly forward to Term B Lender copies of all documents and reports concerning a Hazardous Discharge at the Real Property that Borrower is required to file under any Environmental Laws. Such information is to be provided solely to allow Term B Lender to protect Term B Lender's security interest in and Lien on the Real Property and the Collateral. Term B Lender hereby acknowledges receipt of the Existing Environmental Due Diligence.


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

            (f) Borrower shall respond promptly to any Hazardous Discharge or Environmental Complaint and take all necessary action in order to safeguard the health of any Person and to avoid subjecting the Collateral or Real Property to any Lien. If Borrower shall fail to respond promptly to any Hazardous Discharge or Environmental Complaint or Borrower shall fail to comply with any of the requirements of any Environmental Laws, Term B Lender may, but without the obligation to do so, for the sole purpose of protecting Term B Lender's interest in the Collateral: (A) give such notices or (B) enter onto the Real Property (or authorize third parties to enter onto the Real Property) and take such actions as Term B Lender (or such third parties as directed by Term B Lender) deem reasonably necessary or advisable, to clean up, remove, mitigate or otherwise deal with any such Hazardous Discharge or Environmental Complaint. All reasonable costs and expenses incurred by Term B Lender (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate for Domestic Rate Loans shall be paid upon demand by Borrower, and until paid shall be added to and become a part of the Obligations secured by the Liens created by the terms of this Agreement or any other agreement between Term B Lender and Borrower.

            (g) Promptly upon the written request of Term B Lender from time to time, Borrower shall provide Term B Lender, at Borrower's expense, with an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable in the reasonable opinion of Term B Lender, to assess with a reasonable degree of certainty the existence of a Hazardous Discharge and the potential costs in connection with abatement, cleanup and removal of any Hazardous Substances found on, under, at or within the Real Property. Any report or investigation of such Hazardous Discharge proposed and acceptable to an appropriate Authority that is charged to oversee the clean-up of such Hazardous Discharge shall be acceptable to Term B Lender. If such estimates, individually or in the aggregate, exceed $100,000, Term B Lender shall have the right to require Borrower to post a bond, letter of credit or other security reasonably satisfactory to Term B Lender to secure payment of these costs and expenses.

            (h) Borrower shall defend and indemnify Term B Lender and hold Term B Lender and its employees, agents, directors and officers harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including attorney's fees, suffered or incurred by Term B Lender under or on account of any Environmental Laws, including the assertion of any Lien thereunder, with respect to any Hazardous Discharge, the presence of any Hazardous Substances affecting the Real Property, whether or not the same originates or emerges from the Real Property or any contiguous real estate, including any loss of value of the Real Property as a result of the foregoing except to the extent such loss, liability, damage and expense is attributable to any Hazardous Discharge resulting from actions on the part of Term B Lender. Borrower's obligations under this Section 4.19 shall arise upon the discovery of the presence of any Hazardous Substances at the Real Property, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Substances. Borrower's obligation and the indemnifications hereunder shall survive the termination of this Agreement.


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

            (i) For purposes of Section 4.19 and 5.7, all references to Real Property shall be deemed to include all of Borrower's right, title and interest in and to its owned and leased premises.

      4.20. Financing Statements. Except the financing statements filed by Term B Lender and the financing statements described on Schedule 1.2, no financing statement covering any of the Collateral or any proceeds thereof is on file in any public office.

V. REPRESENTATIONS AND WARRANTIES.

      Borrower represents and warrants as follows:

      5.1. Authority. Borrower has full power, authority and legal right to enter into this Agreement and the Other Documents and to perform all its respective Obligations hereunder and thereunder. This Agreement, the Subordination Agreement and the Other Documents have been duly executed and delivered by Borrower, and this Agreement, the Subordination Agreement and the Other Documents constitute the legal, valid and binding obligation of Borrower enforceable in accordance with their terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally. The execution, delivery and performance of this Agreement and of the Other Documents (a) are within Borrower's corporate powers, have been duly authorized by all necessary corporate action, are not in contravention of law or the terms of Borrower's by-laws, certificate of incorporation or other applicable documents relating to Borrower's formation or to the conduct of Borrower's business or of any material agreement or undertaking to which Borrower is a party or by which Borrower is bound, including the Acquisition Agreement or the Subordination Agreement, (b) will not conflict with or violate any law or regulation, or any judgment, order or decree of any Governmental Body, (c) will not require the Consent of any Governmental Body or any other Person, except those Consents set forth on Schedule 5.1 hereto, all of which will have been duly obtained, made or compiled prior to the Closing Date and which are in full force and effect and (d) will not conflict with, nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of Borrower under the provisions of any agreement, charter document, instrument, by-law or other instrument to which Borrower is a party or by which it or its property is a party or by which it may be bound, including under the provisions of the Subordinated Loan Documentation or the Acquisition Agreement.

      5.2. Formation and Qualification.

            (a) Borrower is duly incorporated and in good standing under the laws of the state listed on Schedule 5.2(a) and is qualified to do business and is in good standing in the states listed on Schedule 5.2(a) which constitute all states in which qualification and good standing are necessary for Borrower to conduct its business and own its property and where the failure to so qualify could reasonably be expected to have a Material Adverse Effect. Borrower has delivered to Term B Lender true and complete copies of its certificate of incorporation and by-laws and will promptly notify Term B Lender of any amendment or changes thereto.

            (b) The only Subsidiaries of Borrower are listed on Schedule 5.2(b).

      5.3. Survival of Representations and Warranties. All representations and warranties of Borrower contained in this Agreement and the Other Documents shall be true at the time of Borrower's execution of this Agreement and the Other Documents, and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.

      5.4. Tax Returns. Borrower's federal tax identification number is set forth on Schedule 5.4. Borrower has filed all federal, state and local tax returns and other reports it is required by law to file and has paid all taxes, assessments, fees and other governmental charges that are due and payable. Federal, state and local income tax returns of Borrower have been examined and reported upon by the appropriate taxing authority or closed by applicable statute and satisfied for all fiscal years prior to and including the fiscal year ended December 31, 2006. Federal, state and local income tax returns of Borrower have been filed for all fiscal years prior to and including the fiscal year ended December 31, 2006. The provision for taxes on the books of Borrower is adequate for all years not closed by applicable statutes, and for its current fiscal year, and Borrower has no knowledge of any deficiency or additional assessment in connection therewith not provided for on its books.

      5.5. Financial Statements. The consolidated and consolidating balance sheets of Borrower, its Subsidiaries and such other Persons described therein (including the accounts of all Subsidiaries for the respective periods during which a subsidiary relationship existed) as of December 31, 2006, and the related statements of income, changes in stockholder's equity, and changes in cash flow for the period ended on such date, all accompanied by reports thereon containing opinions without qualification by independent certified public accountants, copies of which have been delivered to Term B Lender, have been prepared in accordance with GAAP, consistently applied (except for changes in application in which such accountants concur) and present fairly the financial position of Borrower and its Subsidiaries at such date and the results of their operations for such period. Since December 31, 2006, there has been no change in the condition, financial or otherwise, of Borrower or its Subsidiaries as shown on the consolidated balance sheet as of such date and no change in the aggregate value of machinery, equipment and Real Property owned by Borrower and its Subsidiaries, except changes in the Ordinary Course of Business, none of which individually or in the aggregate has been materially adverse.

      5.6. Entity Name. Borrower has not been known by any other corporate name in the past five years and does not sell Inventory under any other name except as set forth on Schedule 5.6, nor has Borrower been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person during the preceding five (5) years.

      5.7. O.S.H.A. and Environmental Compliance.

            (a) Except as set forth in the Existing Environmental Due Diligence, Borrower has duly complied with, and its facilities, business, assets, property, leaseholds, Real Property and Equipment are in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act, the Environmental Protection Act, RCRA and all other Environmental Laws; there have been no outstanding citations, notices or orders of non-compliance issued to Borrower or relating to its business, assets, property, leaseholds or Equipment under any such laws, rules or regulations.

            (b) Borrower has been issued all required federal, state and local licenses, certificates or permits relating to all applicable Environmental Laws as set forth on Schedule 5.7(b) attached hereto.

            (c) Borrower shall perform all testing and remediation recommended and set forth in the Existing Environmental Due Diligence including, but not limited to, as recommended in Section 10 of the 2005 Phase 1, in accordance with the requirements of the Existing Environmental Due Diligence and all applicable laws. Borrower shall provide to the Term B Lender copies of all documentation with regard thereto.

            (d) Except as set forth in the Existing Environmental Due Diligence,
(i) there are no visible signs of releases, spills, discharges, leaks or disposal (collectively referred to as "Releases") of Hazardous Substances at, upon, under or within any Real Property or any premises leased by Borrower; (ii) there are no underground storage tanks or polychlorinated biphenyls on the Real Property or any premises leased by Borrower; (iii) neither the Real Property nor any premises leased by Borrower has ever been used as a treatment, storage or disposal facility of Hazardous Waste; and (iv) no Hazardous Substances are present on the Real Property or any premises leased by Borrower, excepting such quantities as are handled in accordance with all applicable manufacturer's instructions and governmental regulations and in proper storage containers and as are necessary for the operation of the commercial business of Borrower or of its tenants.

      5.8. Solvency; No Litigation, Violation, Indebtedness or Default.

            (a) Borrower is solvent, able to pay its debts as they mature, has capital sufficient to carry on its business and all businesses in which it is about to engage, and (i) as of the Closing Date, the fair present saleable value of its assets, calculated on a going concern basis, is in excess of the amount of its liabilities and (ii) subsequent to the Closing Date, the fair saleable value of its assets (calculated on a going concern basis) will be in excess of the amount of its liabilities.

            (b) Except as disclosed in Schedule 5.8(b), Borrower has no (i) pending or threatened litigation, arbitration, actions or proceedings which involve the possibility of having a Material Adverse Effect, and (ii) liabilities or indebtedness for borrowed money other than the Obligations.

            (c) Borrower is not in violation of any applicable statute, law, rule, regulation or ordinance in any respect which could reasonably be expected to have a Material Adverse Effect, nor is Borrower in violation of any order of any court, Governmental Body or arbitration board or tribunal.

            (d) Neither Borrower nor any member of the Controlled Group maintains or contributes to any Plan other than those listed on Schedule 5.8(d) hereto. (i) No Plan has incurred any "accumulated funding deficiency," as defined in Section 302(a)(2) of ERISA and Section 412(a) of the Code, whether or not waived, and Borrower and each member of the Controlled Group has met all applicable minimum funding requirements under Section 302 of ERISA in respect of each Plan; (ii) each Plan which is intended to be a qualified plan under Section 401(a) of the Code as currently in effect has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code and the trust related thereto is exempt from federal income tax under Section 501(a) of the Code; (iii) neither Borrower nor any member of the Controlled Group has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due which are unpaid; (iv) no Plan has been terminated by the plan administrator thereof nor by the PBGC, and there is no occurrence which would cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Plan; (v) at this time, the current value of the assets of each Plan exceeds the present value of the accrued benefits and other liabilities of such Plan and neither Borrower nor any member of the Controlled Group knows of any facts or circumstances which would materially change the value of such assets and accrued benefits and other liabilities; (vi) neither Borrower nor any member of the Controlled Group has breached any of the responsibilities, obligations or duties imposed on it by ERISA with respect to any Plan; (vii) neither Borrower nor any member of a Controlled Group has incurred any liability for any excise tax arising under Section 4972 or 4980B of the Code, and no fact exists which could give rise to any such liability; (viii) neither Borrower nor any member of the Controlled Group nor any fiduciary of, nor any trustee to, any Plan, has engaged in a "prohibited transaction" described in Section 406 of the ERISA or Section 4975 of the Code nor taken any action which would constitute or result in a Termination Event with respect to any such Plan which is subject to ERISA; (ix) Borrower and each member of the Controlled Group has made all contributions due and payable with respect to each Plan; (x) there exists no event described in Section 4043(b) of ERISA, for which the thirty (30) day notice period has not been waived; (xi) neither Borrower nor any member of the Controlled Group has any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than employees or former employees of Borrower and any member of the Controlled Group; (xii) neither Borrower nor any member of the Controlled Group maintains or contributes to any Plan which provides health, accident or life insurance benefits to former employees, their spouses or dependents, other than in accordance with Section 4980B of the Code; (xiii) neither Borrower nor any member of the Controlled Group has withdrawn, completely or partially, from any Multiemployer Plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980 and there exists no fact which would reasonably be expected to result in any such liability; and (xiv) no Plan fiduciary (as defined in Section 3(21) of ERISA) has any liability for breach of fiduciary duty or for any failure in connection with the administration or investment of the assets of a Plan.

      5.9. Patents, Trademarks, Copyrights and Licenses. All patents, patent applications, trademarks, trademark applications, service marks, service mark applications, copyrights, copyright applications, design rights, tradenames, assumed names, trade secrets and licenses owned or utilized by Borrower are set forth on Schedule 5.9, are valid and have been duly registered or filed with all appropriate Governmental Bodies and constitute all of the intellectual property rights which are necessary for the operation of its business; there is no objection to or pending challenge to the validity of any such patent, trademark, copyright, design rights, tradename, trade secret or license and Borrower is not aware of any grounds for any challenge, except as set forth in Schedule 5.9 hereto. Each patent, patent application, patent license, trademark, trademark application, trademark license, service mark, service mark application, service mark license, design rights, copyright, copyright application and copyright license owned or held by Borrower and all trade secrets used by Borrower consist of original material or property developed by Borrower or was lawfully acquired by Borrower from the proper and lawful owner thereof. Each of such items has been maintained so as to preserve the value thereof from the date of creation or acquisition thereof. With respect to all software used by Borrower, Borrower is in possession of all source and object codes related to each piece of software or is the beneficiary of a source code escrow agreement, each such source code escrow agreement being listed on Schedule 5.9 hereto.

      5.10. Licenses and Permits. Except as set forth in Schedule 5.10, Borrower
(a) is in compliance with and (b) has procured and is now in possession of, all material licenses or permits required by any applicable federal, state, provincial or local law, rule or regulation for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business and where the failure to procure such licenses or permits could have a Material Adverse Effect.

      5.11. Default of Indebtedness. Borrower is not in default in the payment of the principal of or interest on any Indebtedness or under any instrument or agreement under or subject to which any Indebtedness has been issued and no event has occurred under the provisions of any such instrument or agreement which with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder.

      5.12. No Default. Borrower is not in default in the payment or performance of any of its contractual obligations and no Default has occurred.

      5.13. No Burdensome Restrictions. Borrower is not party to any contract or agreement the performance of which could have a Material Adverse Effect. Borrower has heretofore delivered to Term B Lender true and complete copies of all material contracts to which it is a party or to which it or any of its properties is subject. Borrower has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien which is not a Permitted Encumbrance.

      5.14. No Labor Disputes. Borrower is not involved in any labor dispute; there are no strikes or walkouts or union organization of Borrower's employees threatened or in existence and no labor contract is scheduled to expire during the Term other than as set forth on Schedule 5.14 hereto.

      5.15. Margin Regulations. Borrower is not engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of the Term Loan will be used for "purchasing" or "carrying" "margin stock" as defined in Regulation U of such Board of Governors.

      5.16. Investment Company Act. Borrower is not an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company.

      5.17. Disclosure. No representation or warranty made by Borrower in this Agreement, the Subordinated Loan Documentation or in the Acquisition Agreement, or in any financial statement, report, certificate or any other document furnished in connection herewith or therewith contains any untrue statement of fact or omits to state any fact necessary to make the statements herein or therein not misleading. There is no fact known to Borrower or which reasonably should be known to Borrower which Borrower has not disclosed to Term B Lender in writing with respect to the transactions contemplated by the Acquisition Agreement, the Subordinated Loan Documentation or this Agreement which could reasonably be expected to have a Material Adverse Effect.

      5.18. Delivery of Acquisition Agreement and Subordinated Loan Documentation. Term B Lender has received complete copies of the Acquisition Agreement and Subordinated Loan Documentation (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof. None of such documents and agreements has been amended or supplemented, nor have any of the provisions thereof been waived, except pursuant to a written agreement or instrument which has heretofore been delivered to Term B Lender.

      5.19. Swaps. Borrower is not a party to, nor will it be a party to, any swap agreement whereby Borrower has agreed or will agree to swap interest rates or currencies unless same provides that damages upon termination following an event of default thereunder are payable on an unlimited "two-way basis" without regard to fault on the part of either party.

      5.20. Conflicting Agreements. No provision of any mortgage, indenture, contract, agreement, judgment, decree or order binding on Borrower or affecting the Collateral conflicts with, or requires any Consent which has not already been obtained to, or would in any way prevent the execution, delivery or performance of, the terms of this Agreement or the Other Documents.

      5.21. Application of Certain Laws and Regulations. Neither Borrower nor any Affiliate of Borrower is subject to any law, statute, rule or regulation which regulates the incurrence of any Indebtedness, including laws, statutes, rules or regulations relative to common or interstate carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

      5.22. Business and Property of Borrower. Upon and after the Closing Date, Borrower does not propose to engage in any business other than the manufacturing of aircraft structural parts and assemblies and activities necessary to conduct the foregoing. On the Closing Date, Borrower will own all the property and possess all of the rights and Consents necessary for the conduct of the business of Borrower.

      5.23. Anti-Terrorism Laws.

            (a) General. Neither Borrower nor any Affiliate of Borrower is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

            (b) Executive Order No. 13224. Neither Borrower nor any Affiliate of Borrower or their respective agents acting or benefiting in any capacity in connection with the Term Loan or other transactions hereunder, is any of the following (each a "Blocked Person"):

                  (i) a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

                  (ii) a Person owned or controlled by, or acting for or on
            behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

                  (iii) a Person or entity with which Term B Lender is
            prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

                  (iv) a Person or entity that commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order No. 13224;

                  (v) a Person or entity that is named as a "specially
            designated national" on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list, or

                  (vi) a Person or entity who is affiliated or associated with a
            Person or entity listed above.

            (c) Neither Borrower or to the knowledge of Borrower, any of its agents acting in any capacity in connection with the Term Loan or other transactions hereunder (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224.

      5.24. Trading with the Enemy. Borrower has not engaged, nor does it intend to engage, in any business or activity prohibited by the Trading with the Enemy Act.

      5.25. Federal Securities Laws. Neither Borrower nor any of its Subsidiaries (i) is required to file periodic reports under the Exchange Act,
(ii) has any securities registered under the Exchange Act or (iii) has filed a registration statement that has not yet become effective under the Securities Act.


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

VI. AFFIRMATIVE COVENANTS.

      Borrower shall, until payment in full of the Obligations and termination of this Agreement:

      6.1. Payment of Fees. Pay to Term B Lender on demand all usual and customary fees and expenses which Term B Lender incurs in connection with this Agreement and the Other Documents.

      6.2. Conduct of Business and Maintenance of Existence and Assets. (a) Conduct continuously and operate actively its business according to good business practices and maintain all of its properties useful or necessary in its business in good working order and condition (reasonable wear and tear excepted and except as may be disposed of in accordance with the terms of this Agreement), including all licenses, patents, copyrights, design rights, tradenames, trade secrets and trademarks and take all actions necessary to enforce and protect the validity of any intellectual property right or other right included in the Collateral; (b) keep in full force and effect its existence and comply in all material respects with the laws and regulations governing the conduct of its business where the failure to do so could reasonably be expected to have a Material Adverse Effect; and (c) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States or any political subdivision thereof.

      6.3. Violations. Promptly notify Term B Lender in writing of any violation of any law, statute, regulation or ordinance of any Governmental Body, or of any agency thereof, applicable to Borrower which could reasonably be expected to have a Material Adverse Effect.

      6.4. Government Receivables. Take all steps necessary to protect Term B Lender's interest in the Collateral under the Federal Assignment of Claims Act, the Uniform Commercial Code and all other applicable state or local statutes or ordinances and deliver to Term B Lender appropriately endorsed, any instrument or chattel paper connected with any Receivable arising out of contracts between Borrower and the United States, any state or any department, agency or instrumentality of any of them.

      6.5. Financial Covenants.

            (a) Tangible Net Worth. Maintain at all times a Tangible Net Worth in an amount not less than (i) $9,000,000 from the Closing Date through and including December 31, 2007 and (ii) as of December 31, 2008, an amount equal to the Borrower's Tangible Net Worth for the fiscal year ended December 31, 2007 plus an amount equal to fifty (50%) percent of the Borrower's Net Income for fiscal year ending December 31, 2008, which amount shall increase annually on December 31st of each year thereafter by not less than an amount equal to fifty (50%) percent of the Borrower's Net Income for the fiscal year ended, tested annually on a consolidated basis.


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

            (b) Fixed Charge Coverage Ratio. Maintain at all times a Fixed Charge Coverage Ratio of not less than 1.25 to 1.00, tested monthly on a consolidated, rolling twelve (12) month basis.

            (c) Funded Debt Ratio. Maintain at all times a ratio of Funded Debt to EBITDA of not greater than 2.75 to 1.0, tested monthly on a consolidated, rolling twelve (12) month basis.

            (d) EBITDA. Maintain EBITDA of not less than the amount set forth below for the one month period ending on the last day of the corresponding month set forth below:

               Month                                                     Amount
               -----                                                     ------

               September 30, 2007                                      $450,000
               October 31, 2007                                        $425,000
               November 30, 2007                                       $425,000
               December 30, 2007                                       $425,000
               January 31, 2008 and as at the end of each              $506,000
               calendar month thereafter for the one month period then ended

      6.6. Execution of Supplemental Instruments. Execute and deliver to Term B Lender from time to time, upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as Term B Lender may request, in order that the full intent of this Agreement may be carried into effect.

      6.7. Payment of Indebtedness. Pay, discharge or otherwise satisfy at or before maturity (subject, where applicable, to specified grace periods and, in the case of the trade payables, to normal payment practices) all its obligations and liabilities of whatever nature, except when the failure to do so could not reasonably be expected to have a Material Adverse Effect or when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and Borrower shall have provided for such reserves as Term B Lender may reasonably deem proper and necessary, subject at all times to any applicable subordination arrangement.

      6.8. Standards of Financial Statements. Cause all financial statements referred to in Sections 9.7, 9.8, 9.9, 9.10, 9.11, 9.12, 9.13 and 9.14 as to
which GAAP is applicable to be complete and correct in all material respects (subject, in the case of interim financial statements, to normal year-end audit adjustments) and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as concurred in by such reporting accountants or officer, as the case may be, and disclosed therein).

      6.9. Federal Securities Laws. Promptly notify Term B Lender in writing if Borrower or any of its Subsidiaries (i) is required to file periodic reports under the Exchange Act, (ii) registers any securities under the Exchange Act or
(iii) files a registration statement under the Securities Act.

      6.10. Exercise of Rights. Enforce all of its rights under the Acquisition Agreement and the Indemnification Agreement executed in connection therewith including, but not limited to, all indemnification rights and pursue all remedies available to it with diligence and in good faith in connection with the enforcement of any such rights.

      6.11. Inventory Audits. Perform physical audits on its Inventory no less than two (2) times each fiscal year until Term B Lender has approved in writing a perpetual inventory accounting system acceptable to the Term B Lender in its sole discretion and such perpetual inventory accounting system has been implemented to the satisfaction of the Term B Lender.

VII. NEGATIVE COVENANTS.

      Borrower shall not, until the indefeasible satisfaction in full in cash of the Obligations and the irrevocable termination of this Agreement:

      7.1. Merger, Consolidation, Acquisition and Sale of Assets.

            (a) Enter into any merger, consolidation or other reorganization with or into any other Person or acquire all or a substantial portion of the assets or Equity Interests of any Person or permit any other Person to consolidate with or merge with it.

            (b) Sell, lease, transfer or otherwise dispose of any of its properties or assets, except (i) dispositions of Inventory and Equipment to the extent expressly permitted by Section 4.3, and (ii) any other sales or dispositions expressly permitted by this Agreement.

      7.2. Creation of Liens. Create or suffer to exist any Lien or transfer upon or against any of its property or assets now owned or hereafter acquired, except Permitted Encumbrances.

      7.3. Guarantees. Become liable upon the obligations or liabilities of any Person by assumption, endorsement or guaranty thereof or otherwise (other than to Senior Lender pursuant to the Senior Loan Documents) except the endorsement of checks in the Ordinary Course of Business.

      7.4. Investments. Purchase or acquire obligations or Equity Interests of, or any other interest in, any Person, except (a) obligations issued or guaranteed by the United States of America or any agency thereof, (b) commercial paper with maturities of not more than 180 days and a published rating of not less than A-1 or P-1 (or the equivalent rating), (c) certificates of time deposit and bankers' acceptances having maturities of not more than 180 days and repurchase agreements backed by United States government securities of a commercial bank if (i) such bank has a combined capital and surplus of at least $500,000,000, or (ii) its debt obligations, or those of a holding company of which it is a Subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency, and (d) U.S. money market funds that invest solely in obligations issued or guaranteed by the United States of America or an agency thereof.

      7.5. Loans. Make advances, loans or extensions of credit to any Person, including any Parent, Subsidiary or Affiliate except with respect to (a) the extension of commercial trade credit in connection with the sale of Inventory in the Ordinary Course of Business and (b) loans to its employees in the Ordinary Course of Business not to exceed the aggregate amount of $200,000 at any time outstanding.


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

      7.6. Capital Expenditures. Contract for, purchase or make any expenditure or commitments for Capital Expenditures in any fiscal year in an aggregate amount in excess of $1,100,000.

      7.7. Dividends. Declare, pay or make any dividend or distribution on any shares of the common stock or preferred stock of Borrower (other than dividends or distributions payable in its stock, or split-ups or reclassifications of its stock) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any common or preferred stock, or of any options to purchase or acquire any such shares of common or preferred stock of Borrower provided, however, that from and after January 1, 2009, dividends may be paid in cash to the shareholders of the Borrower as long as (a) after payment of said dividend, Undrawn Availability (as defined in the Senior Loan Agreement) is equal to or greater than $3,000,000, (b) no Default and/or Event of Default exists at the time of payment of any such dividend, and (c) no Default and/or Event of Default shall exist after giving effect to the payment of any such dividend.

      7.8. Indebtedness. Create, incur, assume or suffer to exist any Indebtedness (exclusive of trade debt) except in respect of (i) Indebtedness to Term B Lender; (ii) Indebtedness to Senior Lender pursuant to the Senior Loan Documents; (iii) Indebtedness due under the Subordinated Loan Documentation;
(iv) Indebtedness to seller under the Acquisition Agreement; and (v) Indebtedness incurred for Capital Expenditures permitted under Section 7.6 hereof.

      7.9. Nature of Business. Substantially change the nature of the business in which it is presently engaged, nor except as specifically permitted hereby purchase or invest, directly or indirectly, in any assets or property other than in the Ordinary Course of Business for assets or property which are useful in, necessary for and are to be used in its business as presently conducted.

      7.10. Transactions with Affiliates. Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise enter into any transaction or deal with, any Affiliate, except transactions disclosed to Term B Lender, which are in the Ordinary Course of Business, on an arm's-length basis on terms and conditions no less favorable than terms and conditions which would have been obtainable from a Person other than an Affiliate.

      7.11. Leases. Enter as lessee into any lease arrangement for real or personal property (unless capitalized and permitted under Section 7.6 hereof) if after giving effect thereto, aggregate annual rental payments for all leased property would exceed $250,000 in any one fiscal year in the aggregate for Borrower exclusive of any and all amounts paid by the Borrower as lease payments with regard to the Sale and Lease-Back Premises.

      7.12. Subsidiaries.

            (a) Form any Subsidiary.

            (b) Enter into any partnership, joint venture or similar arrangement.


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

      7.13. Fiscal Year and Accounting Changes. Change its fiscal year from December 31st or make any change (i) in accounting treatment and reporting practices except as required by GAAP or (ii) in tax reporting treatment except as required by law.

      7.14. Pledge of Credit. Now or hereafter pledge Term B Lender's credit on any purchases or for any purpose whatsoever or use any portion of the Term Loan in or for any business other than Borrower's business as conducted on the date of this Agreement.

      7.15. Amendment of Articles of Incorporation, By-Laws. Amend, modify or waive any term or material provision of its Articles of Incorporation or By-Laws unless required by law.

      7.16. Compliance with ERISA. (i) (x) Maintain, or permit any member of the Controlled Group to maintain, or (y) become obligated to contribute, or permit any member of the Controlled Group to become obligated to contribute, to any Plan, other than those Plans disclosed on Schedule 5.8(d), (ii) engage, or permit any member of the Controlled Group to engage, in any non-exempt "prohibited transaction", as that term is defined in section 406 of ERISA and
Section 4975 of the Code, (iii) incur, or permit any member of the Controlled Group to incur, any "accumulated funding deficiency", as that term is defined in
Section 302 of ERISA or Section 412 of the Code, (iv) terminate, or permit any member of the Controlled Group to terminate, any Plan where such event could result in any liability of Borrower or any member of the Controlled Group or the imposition of a lien on the property of Borrower or any member of the Controlled Group pursuant to Section 4068 of ERISA, (v) assume, or permit any member of the Controlled Group to assume, any obligation to contribute to any Multiemployer Plan not disclosed on Schedule 5.8(d), (vi) incur, or permit any member of the Controlled Group to incur, any withdrawal liability to any Multiemployer Plan;
(vii) fail promptly to notify Term B Lender of the occurrence of any Termination Event, (viii) fail to comply, or permit a member of the Controlled Group to fail to comply, with the requirements of ERISA or the Code or other Applicable Laws in respect of any Plan, (ix) fail to meet, or permit any member of the Controlled Group to fail to meet, all minimum funding requirements under ERISA or the Code or postpone or delay or allow any member of the Controlled Group to postpone or delay any funding requirement with respect of any Plan.

      7.17. Prepayment of Indebtedness. Except as permitted pursuant to Section
7.23 hereof, at any time, directly or indirectly, prepay any Indebtedness (other than to Senior Lenders pursuant to the Senior Loan Documents), or repurchase, redeem, retire or otherwise acquire any Indebtedness of Borrower.

      7.18. Anti-Terrorism Laws. Borrower shall not, until indefeasible satisfaction in full in cash of the Obligations and the irrevocable termination of this Agreement, nor shall it permit any Affiliate or agent to:

            (a) Conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person.

            (b) Deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224.


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

            (c) Engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order No. 13224, the USA PATRIOT Act or any other Anti-Terrorism Law. Borrower shall deliver to Term B Lender any certification or other evidence requested from time to time by Term B Lender in its sole discretion, confirming Borrower's compliance with this Section.

      7.19. Membership/Partnership Interests. Elect to treat or permit any of its Subsidiaries to (x) treat its limited liability company membership interests or partnership interests, as the case may be, as securities as contemplated by the definition of "security" in Section 8-102(15) and by Section 8-103 of
Article 8 of Uniform Commercial Code or (y) certificate its limited liability company membership interests or partnership interests, as the case may be.

      7.20. Trading with the Enemy Act. Engage in any business or activity in violation of the Trading with the Enemy Act.

      7.21. Subordinated Note. At any time, directly or indirectly, pay, prepay, repurchase, redeem, retire or otherwise acquire, or make any payment on account of any principal of, interest on or premium payable in connection with the repayment or redemption of the Subordinated Note, except as expressly permitted in the Subordination Agreement.

      7.22. Other Agreements. Enter into any material amendment, waiver or modification of the Acquisition Agreement, the Subordinated Loan Documentation or any related agreements.

      7.23. Progress Payments. Allow the aggregate amount of progress payments on Indebtedness not evidenced by invoices owed by the Borrower to exceed $1,500,000 at any time.

VIII. CONDITIONS PRECEDENT.

      8.1. Conditions to Term Loan. The agreement of Term B Lender to make the Term Loan requested to be made on the Closing Date is subject to the satisfaction, or waiver by Term B Lender, immediately prior to or concurrently with the making of the Term Loan, of the following conditions precedent:

            (a) Note. Term B Lender shall have received the Note duly executed and delivered by an authorized officer of Borrower;

            (b) Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required by this Agreement, any related agreement or under law or reasonably requested by Term B Lender to be filed, registered or recorded in order to create, in favor of Term B Lender, a perfected security interest in or lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and Term B Lender shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto;


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

            (c) Corporate Proceedings of Borrower. Term B Lender shall have received a copy of the resolutions in form and substance reasonably satisfactory to Term B Lender, of the Board of Directors of Borrower authorizing (i) the execution, delivery and performance of this Agreement, the Subordinated Loan Documentation, the Acquisition Agreement and the Other Documents (collectively the "Documents") and (ii) the granting by Borrower of the security interests in and liens upon the Collateral in each case certified by the Secretary or an Assistant Secretary of Borrower as of the Closing Date; and, such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

            (d) Incumbency Certificates of Borrower. Term B Lender shall have received a certificate of the Secretary or an Assistant Secretary of Borrower, dated the Closing Date, as to the incumbency and signature of the officers of Borrower executing this Agreement, the Other Documents, any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary;

            (e) Certificates. Term B Lender shall have received a copy of the Articles or Certificate of Incorporation of Borrower, and all amendments thereto, certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation together with copies of the By-Laws of Borrower and all agreements of Borrower's shareholders certified as accurate and complete by the Secretary of Borrower;

            (f) Good Standing Certificates. Term B Lender shall have received good standing certificates for Borrower dated not more than 30 days prior to the Closing Date, issued by the Secretary of State or other appropriate official of Borrower's jurisdiction of incorporation and each jurisdiction where the conduct of Borrower's business activities or the ownership of its properties necessitates qualification;

            (g) Ownership and Capital Structure. Term B Lender shall be satisfied with the ownership and capital structure of each of Air, Sigma and WMI, in its sole discretion;

            (h) WMI Merger. Prior to or simultaneously with the Closing Date, Term B Lender shall have received, in form and substance satisfactory to Term B Lender, (i) a copy of the Certificate of Merger in the form presented to the New York Secretary of State for filing evidencing the merger of WMS Merger Corp. and Welding Metallurgy, Inc., with WMI being the surviving entity, and (ii) confirmation that such Certificate of Merger has been filed.

            (i) Legal Opinion. Term B Lender shall have received the executed legal opinion of Eaton & Van Winkle LLP in form and substance satisfactory to Term B Lender which shall cover such matters incident to the transactions contemplated by this Agreement, the Subordination Agreement and the Other Documents and related agreements as Term B Lender may reasonably require and Borrower hereby authorizes and directs such counsel to deliver such opinions to Term B Lender;

            (j) No Litigation. (i) No litigation, investigation or proceeding before or by any arbitrator or Governmental Body shall be continuing or threatened against Borrower or against the officers or directors of Borrower (A) in connection with this Agreement, the Other Documents, the Subordinated Loan Documents or any of the transactions contemplated thereby and which, in the reasonable opinion of Term B Lender, is deemed material or (B) which could, in the reasonable opinion of Term B Lender, have a Material Adverse Effect; and
(ii) no injunction, writ, restraining order or other order of any nature materially adverse to Borrower or the conduct of its business or inconsistent with the due consummation of the Transactions shall have been issued by any Governmental Body. Term B Lender shall have received a summary of all existing litigation regarding the Borrower;

            (k) Financial Condition Certificates. Term B Lender shall have received an executed Financial Condition Certificate in the form of Exhibit 8.1(k).

            (l) Fees. Term B Lender shall have received all fees payable to Term B Lender on or prior to the Closing Date hereunder, including pursuant to
Article III hereof;

            (m) Financial Statements. Term B Lender shall have received a copy of the Borrower's most recent financial statements and federal and state income tax returns and income tax reports (if any), which shall be satisfactory in all respects to Term B Lender;

            (n) Consolidating Interim Financial Statements. Term B Lender shall have received a copy of the consolidating interim financial statements of Air, Sigma and WMI for the three (3) month period ended March 31, 2006, which shall be satisfactory in all respects to Term B Lender;

            (o) Acquisition and Subordinated Loan Documents. Term B Lender shall have received final executed copies of the Acquisition Agreement and the Subordinated Loan Documentation, and all related agreements, documents and instruments as in effect on the Closing Date, including, without limitation, an opinion of counsel with respect to the Acquisition Agreement providing that the same may be relied upon by Term B Lender, all of which shall be satisfactory in form and substance to Term B Lender and the transactions contemplated by such documentation shall be consummated prior to or simultaneously with the making of the Term Loan;

            (p) Senior Loan Documents. Term B Lender shall have received final executed copies of the Senior Loan Agreement and all related agreements, documents and instruments as in effect on the Closing Date all of which shall be satisfactory in form and substance to Term B Lender;

            (q) Intercreditor Agreement. Term B Lender shall have entered into the Intercreditor Agreement with Senior Lender which shall be satisfactory in form and substance to Term B Lender in its sole discretion;

            (r) Subordination Agreement. Term B Lender shall have entered into a Subordination Agreement with Borrower, Air Group and Subordinated Lender which shall set forth the basis upon which the "Subordinated Lender" may receive, and Air Group may make, payments under the Subordinated Note, which basis shall be satisfactory in form and substance to Term B Lender in its sole discretion;

            (s) Fictitious, Assumed or Alternate Names. Term B Lender shall have received certified copies of any fictitious, assumed or alternate names of the Borrower;

            (t) Insurance. Term B Lender shall have received in form and substance satisfactory to Term B Lender, certified copies of Borrower's casualty insurance policies, together with loss payable endorsements on Term B Lender's standard form of loss payee endorsement, and certified copies of Borrower's liability insurance and property insurance policies, together with endorsements naming Term B Lender as additional insured, mortgagee and lender loss payee;

            (u) Payment Instructions. Term B Lender shall have received written instructions from Borrower directing the application of proceeds of the Term Loan made pursuant to this Agreement;

            (v) Consents. Term B Lender shall have received any and all Consents necessary to permit the effectuation of the transactions contemplated by this Agreement and the Other Documents; and, Term B Lender shall have received such Consents and waivers of such third parties as might assert claims with respect to the Collateral, as Term B Lender and its counsel shall deem necessary;

            (w) No Adverse Material Change. (i) since December 31, 2006, there shall not have occurred any event, condition or state of facts which could reasonably be expected to have a Material Adverse Effect (including with respect to Welding Metals, Inc.), and (ii) no representations made or information supplied to Term B Lender shall have been proven to be inaccurate or misleading in any material respect;

            (x) Leasehold Agreements. Term B Lender shall have received landlord, mortgagee or warehouseman agreements satisfactory to Term B Lender with respect to all premises leased by Borrower at which Inventory and books and records are located;

            (y) ERISA Compliance. Term B Lender shall have received in form and substance satisfactory to Term B Lender evidence that Borrower is in compliance with ERISA as required in Section 7.16 herein along with a certificate from Borrower's accountant, attorney or actuary delineating all existing pension and/or profit sharing plans, if any;

            (z) Pledge Agreements and Other Documents. Term B Lender shall have received (i) the executed Pledge Agreements, and (ii) the executed Other Documents, all in form and substance satisfactory to Term B Lender;

            (aa) Subordinated Note Documentation. Term B Lender shall have received final executed copies of the Subordinated Note and all other Subordinated Loan Documentation which shall contain such terms and provisions including subordination terms, satisfactory to Term B Lender;

            (bb) Projections. Term B Lender shall have received monthly and annual projections of the Borrower for the immediately succeeding year demonstrating Borrower's ability to make payments under this Agreement, and Term B Lender shall have received satisfactory detail behind the Borrower's opening pro forma balance sheet, all in form and substance satisfactory to Term B Lender;

            (cc) Business Plan. Term B Lender shall received Borrower's business plan, in form and substance satisfactory to Term B Lender, and be satisfied that Borrower's management will be able to executed Borrower's business plan;

            (dd) Contract Review. Term B Lender shall have received copies of all material contracts of Borrower including, without limitation, leases, union contracts, labor contracts, vendor supply contracts, management agreements, option agreements, warrant agreements, royalty agreements, member agreements, purchase agreements, warranty agreements, employment agreements, license agreements and distributorship agreements and such contracts and agreements shall be satisfactory in all reasonable respects to Term B Lender;

            (ee) Closing Certificate. Term B Lender shall have received a closing certificate signed by the Chief Financial Officer of Borrower dated as of the date hereof, stating that (i) all representations and warranties set forth in this Agreement and the Other Documents are true and correct on and as of such date, (ii) Borrower is on such date in compliance with all the terms and provisions set forth in this Agreement and the Other Documents and (iii) on such date no Default or Event of Default has occurred or is continuing;

            (ff) Borrowing Base. Term B Lender shall have received a Borrowing Base Certificate (as defined in the Senior Loan Agreement) from Borrower evidencing that the Borrower will have a minimum aggregate Undrawn Availability (as defined in the Senior Loan Agreement) under the Senior Loan Agreement of at least $2,200,000 at closing (after all fees and expenses and subtraction of trade payables 60 days or more past due and not otherwise on formal extended terms);

            (gg) Compliance with Laws. Term B Lender shall be reasonably satisfied that Borrower is in compliance with all pertinent federal, state, local or territorial regulations, including those with respect to the Federal Occupational Safety and Health Act, the Environmental Protection Act, ERISA and the Trading with the Enemy Act;

            (hh) Searches. Term B Lender shall have received UCC searches, Federal and State Litigation searches, Upper Court and Local Judgment searches, franchise tax searches, bankruptcy searches, Federal and State Tax Lien searches and any other Lien searches run against the names of the Borrower as well as any previous, alternate and fictitious names, and against the names of all entities which were acquired by or merged into the Borrower, or orders of applicable bankruptcy courts reflecting lien releases (as applicable), showing no existing security interests in or Liens on the Collateral other than Permitted Encumbrances and other Liens permitted by Term B Lender;

            (ii) Intellectual Property. Term B Lender shall have received a list of intellectual property of the Borrower including trademarks and trademark applications, patents and patent applications, copyrights and copyright applications, together with a search/abstract relating to the same;

            (jj) Trade References. Receipt and satisfactory review by Term B Lender of trade references with regard to the Borrower;

            (kk) Review of Records. Term B Lender shall have reviewed to its satisfaction all of Borrower's books and records;

            (ll) Privity Letter. Term B Lender shall have received a privity letter from Borrower's accountant authorizing the Term B Lender to rely on the financial statements and other documentation prepared by such accountant;

            (mm) Warrants. Term B Lender shall have received, in form and substance satisfactory to Term B Lender, warrants exercisable into 100,000 shares of the capital stock of Air Group;

            (nn) Evidence of Financial Compliance. Term B Lender shall have received written evidence, in form and substance satisfactory to Term B Lender, that (i) Borrower's EBITDA for the trailing twelve (12) month period ended on March 31, 2007 is not less than $5,500,000, and (ii) Borrower's Funded Senior Debt to EBITDA Ratio for the trailing twelve (12) month period ended on March 31, 2007 is less than 2.75 to 1.00;

            (oo) Federal Acquisition Regulations. Satisfactory legal review by Term B Lender of the Federal Acquisition Regulations requirements and customer military contracts to confirm that no offset shall occur with regard to accounts receivable availability based on advanced/progress billings;

            (pp) Orderly Liquidation Valuation Appraisal. Satisfactory review by Term B Lender of an Orderly Liquidation Valuation Appraisal of the Borrower's machinery and equipment from Gordon Brothers;

            (qq) Consulting Agreement. Term B Lender shall have received final executed copies of the Consulting Agreement between John Gantt and WMI and all related agreements, documents and instruments as in effect on the Closing Date, all of which shall be satisfactory in form and substance to Term B Lender;

            (rr) Background Checks. Term B Lender shall have received a copy of the background searches conducted against key management personnel of Borrower, each of which shall be satisfactory in form and substance to Term B Lender;

            (ss) Reference Checks. Term B Lender shall have received favorable references with respect to Borrower from each of Sikorsky and Northrop Grumman, each of which shall be satisfactory in form and substance to Term B Lender; and

            (tt) Other. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the Transactions shall be satisfactory in form and substance to Term B Lender and its counsel.


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

IX. INFORMATION AS TO BORROWERS.

      Borrower shall, until satisfaction in full of the Obligations and the termination of this Agreement:

      9.1. Disclosure of Material Matters. Immediately upon learning thereof, report to Term B Lender all matters materially affecting the value, enforceability or collectibility of any portion of the Collateral, including Borrower's reclamation or repossession of, or the return to Borrower of, a material amount of goods or claims or disputes asserted by any Customer or other obligor.

      9.2. Schedules. Deliver to Term B Lender (a) on or before the fifteenth
(15th) day of each month as and for the prior month (x) accounts receivable ageings and accounts payable ageings inclusive of reconciliations to the general ledger, (y) Inventory reports, and (z) a Borrowing Base Certificate (as defined in the Senior Loan Agreement) which shall be accompanied by a Compliance Certificate and (b) on Tuesday of each week as and for the immediately preceding week, sales, cash remittances, credits and collection reports. In addition, Borrower will deliver to Term B Lender at such intervals as Term B Lender may require: (i) confirmatory assignment schedules, (ii) copies of Customer's invoices, (iii) evidence of shipment or delivery, and (iv) such further schedules, documents and/or information regarding the Collateral as Term B Lender may require including trial balances and test verifications. Term B Lender shall have the right to confirm and verify all Receivables by any manner and through any medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder. The items to be provided under this Section are to be in form satisfactory to Term B Lender and executed by Borrower and delivered to Term B Lender from time to time solely for Term B Lender's convenience in maintaining records of the Collateral, and Borrower's failure to deliver any of such items to Term B Lender shall not affect, terminate, modify or otherwise limit Term B Lender's Lien with respect to the Collateral.

      9.3. Environmental Reports. Furnish Term B Lender, concurrently with the delivery of the financial statements referred to in Sections 9.7 and 9.8, with a certificate signed by the President of Borrower stating, to the best of his knowledge, that Borrower is in compliance in all material respects with all federal, state and local Environmental Laws. To the extent Borrower is not in compliance with the foregoing laws, the certificate shall set forth with specificity all areas of non-compliance and the proposed action Borrower will implement in order to achieve full compliance.

      9.4. Litigation. Promptly notify Term B Lender in writing of any claim, litigation, suit or administrative proceeding affecting Borrower, whether or not the claim is covered by insurance, and of any litigation, suit or administrative proceeding, which in any such case affects the Collateral or which could reasonably be expected to have a Material Adverse Effect.

      9.5. Material Occurrences. Promptly notify Term B Lender in writing upon the occurrence of (a) any Event of Default or Default; (b) any event of default under the Subordinated Loan Documentation; (c) any event which with the giving of notice or lapse of time, or both, would constitute an event of default under the Subordinated Loan Documentation; (d) any event, development or circumstance whereby any financial statements or other reports furnished to Term B Lender fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of Borrower as of the date of such statements; (e) any accumulated retirement plan funding deficiency which, if such deficiency continued for two plan years and was not corrected as provided in Section 4971 of the Code, could subject Borrower to a tax imposed by Section 4971 of the Code; (f) each and every default by Borrower which might result in the acceleration of the maturity of any Indebtedness, including the names and addresses of the holders of such Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Indebtedness; and (g) any other development in the business or affairs of Borrower which could reasonably be expected to have a Material Adverse Effect; in each case describing the nature thereof and the action Borrower propose to take with respect thereto.

      9.6. Government Receivables. Notify Term B Lender immediately if any of its Receivables arise out of contracts between Borrower and the United States, any state, or any department, agency or instrumentality of any of them.

      9.7. Annual Financial Statements. Furnish Term B Lender within ninety (90) days after the end of each fiscal year of Borrower, audited financial statements of Borrower including, but not limited to, statements of income and stockholders' equity and cash flow from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported upon without qualification by an independent certified public accounting firm selected by Borrower and satisfactory to Term B Lender (the "Accountants"). The report of the Accountants shall be accompanied by a statement of the Accountants certifying that (i) they have caused this Agreement to be reviewed, (ii) in making the examination upon which such report was based either no information came to their attention which to their knowledge constituted an Event of Default or a Default under this Agreement or any related agreement or, if such information came to their attention, specifying any such Default or Event of Default, its nature, when it occurred and whether it is continuing, and such report shall contain or have appended thereto calculations which set forth Borrower's compliance with the requirements or restrictions imposed by Sections 6.5, 7.4, 7.5, 7.6, 7.7, 7.8 and 7.11 hereof. In addition, the reports shall be accompanied by a Compliance Certificate.

      9.8. Quarterly Financial Statements. Furnish Term B Lender within 45 days after the end of each fiscal quarter, an unaudited balance sheet of Borrower and unaudited statements of income and stockholders' equity and cash flow of Borrower reflecting results of operations from the beginning of the fiscal year to the end of such quarter and for such quarter, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year end adjustments that individually and in the aggregate are not material to Borrower's business. The reports shall be accompanied by a Compliance Certificate.

      9.9. Monthly Financial Statements. Commencing with the month of August, 2007, furnish Term B Lender within thirty (30) days after the end of each month, an unaudited balance sheet of Borrower and unaudited statements of income and stockholders' equity and cash flow of Borrower reflecting results of operations from the beginning of the fiscal year to the end of such month and for such month, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year end adjustments that individually and in the aggregate are not material to Borrower's business. The reports shall be accompanied by a Compliance Certificate.


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      9.10. Other Reports. Furnish Term B Lender as soon as available, but in any event within ten (10) days after the issuance thereof, (i) with copies of such financial statements, reports and returns as Borrower shall send to its stockholders and (ii) copies of all notices, reports, financial statements and other materials sent pursuant to the Subordinated Loan Documentation.

      9.11. Additional Information. Furnish Term B Lender with such additional information as Term B Lender shall reasonably request in order to enable Term B Lender to determine whether the terms, covenants, provisions and conditions of this Agreement have been complied with by Borrower including, without the necessity of any request by Term B Lender, (a) copies of all environmental audits and reviews, (b) at least thirty (30) days prior thereto, notice of Borrower's opening of any new office or place of business or Borrower's closing of any existing office or place of business, and (c) promptly upon Borrower's learning thereof, notice of any labor dispute to which Borrower may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which Borrower is a party or by which Borrower is bound.

      9.12. Projected Operating Budget. Furnish Term B Lender, no later than thirty (30) days prior to the beginning of Borrower's fiscal years commencing with fiscal year 2008, a month by month projected operating budget and cash flow of Borrower for such fiscal year (including an income statement for each month and a balance sheet as at the end of the last month in each fiscal quarter), such projections to be accompanied by a certificate signed by the President or Chief Financial Officer of Borrower to the effect that such projections have been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements and that such officer has no reason to question the reasonableness of any material assumptions on which such projections were prepared.

      9.13. Variances From Operating Budget. Furnish Term B Lender, concurrently with the delivery of the financial statements referred to in Section 9.7 and each quarterly report, a written report summarizing all material variances from budgets submitted by Borrower pursuant to Section 9.12 and a discussion and analysis by management with respect to such variances.

      9.14. Notice of Suits, Adverse Events. Furnish Term B Lender with prompt written notice of (i) any lapse or other termination of any Consent issued to Borrower by any Governmental Body or any other Person that is material to the operation of Borrower's business, (ii) any refusal by any Governmental Body or any other Person to renew or extend any such Consent; and (iii) copies of any periodic or special reports filed by Borrower with any Governmental Body or Person, if such reports indicate any material change in the business, operations, affairs or condition of Borrower, or if copies thereof are requested by Term B Lender, and (iv) copies of any material notices and other communications from any Governmental Body or Person which specifically relate to Borrower.

      9.15. ERISA Notices and Requests. Furnish Term B Lender with immediate written notice in the event that (i) Borrower or any member of the Controlled Group knows or has reason to know that a Termination Event has occurred, together with a written statement describing such Termination Event and the action, if any, which Borrower or any member of the Controlled Group has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or PBGC with respect thereto, (ii) Borrower or any member of the Controlled Group knows or has reason to know that a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred together with a written statement


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describing such transaction and the action which Borrower or any member of the
Controlled Group has taken, is taking or proposes to take with respect thereto,
(iii) a funding waiver request has been filed with respect to any Plan together with all communications received by Borrower or any member of the Controlled Group with respect to such request, (iv) any increase in the benefits of any existing Plan or the establishment of any new Plan or the commencement of contributions to any Plan to which Borrower or any member of the Controlled Group was not previously contributing shall occur, (v) Borrower or any member of the Controlled Group shall receive from the PBGC a notice of intention to terminate a Plan or to have a trustee appointed to administer a Plan, together with copies of each such notice, (vi) Borrower or any member of the Controlled Group shall receive any favorable or unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Plan under Section 401(a) of the Code, together with copies of each such letter; (vii) Borrower or any member of the Controlled Group shall receive a notice regarding the imposition of withdrawal liability, together with copies of each such notice;
(viii) Borrower or any member of the Controlled Group shall fail to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment; (ix) Borrower or any member of the Controlled Group knows that (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan.

      9.16. Additional Documents. Execute and deliver to Term B Lender, upon request, such documents and agreements as Term B Lender may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement.

X. EVENTS OF DEFAULT.

      The occurrence of any one or more of the following events shall constitute an "Event of Default":

      10.1. Nonpayment. Failure by Borrower to pay any principal or interest on the Obligations when due, whether at maturity or by reason of acceleration pursuant to the terms of this Agreement or by notice of intention to prepay, or by required prepayment or failure to pay any other liabilities or make any other payment, fee or charge provided for herein when due or in any Other Document;

      10.2. Breach of Representation. Any representation or warranty made or deemed made by Borrower in this Agreement, any Other Document or any related agreement or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith shall prove to have been misleading in any material respect on the date when made or deemed to have been made;


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      10.3. Financial Information. Failure by Borrower to (i) furnish financial information when due or when requested which is unremedied for a period of fifteen (15) days, or (ii) permit the inspection of its books or records as set forth in Section 4.10 herein;

      10.4. Judicial Actions. Issuance of a notice of Lien, levy, assessment, injunction or attachment against Borrower's Inventory or Receivables or against a material portion of Borrower's other property which is not stayed or lifted within thirty (30) days;

      10.5. Noncompliance. Except as otherwise provided for in Sections 10.1,
10.3 and 10.5(ii), (i) failure or neglect of Borrower to perform, keep or observe any term, provision, condition, covenant herein contained, or contained in any Other Document or any other agreement or arrangement, now or hereafter entered into between Borrower and Term B Lender, or (ii) failure or neglect of Borrower to perform, keep or observe any term, provision, condition or covenant, contained in Sections 4.6, 4.7, 4.9, 6.1, 6.3, 6.4, 9.4 or 9.6 hereof which is not cured within ten (10) days from the occurrence of such failure or neglect;

      10.6. Judgments. Any judgment or judgments are rendered against Borrower for an aggregate amount in excess of $250,000 which (i) is/are not contested in good faith by the Borrower, (ii) the Borrower does not establish reserves with regard thereto in an amount reasonably satisfactory to Term B Lender, unless any such judgment is fully covered by insurance and evidence thereof acceptable to Term B Lender in it sole discretion is provided to Term B Lender, and (iii) the enforcement of such judgment or judgments is/are not continuously stayed, satisfied or discharged of record within forty (40) days of such rendering;

      10.7. Bankruptcy. Borrower shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing;

      10.8. Inability to Play. Borrower shall admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business;

      10.9. Affiliate Bankruptcy. Any Affiliate or any Subsidiary of Borrower shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;


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      10.10. Material Adverse Effect. Any change in Borrower's results of operations or condition (financial or otherwise) which in Term B Lender's opinion has a Material Adverse Effect;

      10.11. Lien Priority. Any Lien created hereunder or provided for hereby or under any related agreement for any reason ceases to be or is not a valid and perfected Lien having a second priority interest subordinate only to the Liens in favor Senior Lender;

      10.12. Subordinated Loan Default. An event of default has occurred under the Subordinated Loan Documentation or the Subordination Agreement, which default shall not have been cured or waived within any applicable grace period;

      10.13. Senior Loan Default. An event of default has occurred under the Senior Loan Documents or the Intercreditor Agreement, which default shall not have been cured or waived within any applicable grace period, or the aggregate balance of Advances (as defined in the Senior Loan Agreement) outstanding at any time is in excess of the maximum amount of Advances at any time permitted under the Senior Loan Agreement;

      10.14. Cross Default. A default of the obligations of Borrower under any other agreement to which it is a party shall occur which adversely affects its condition, affairs or prospects (financial or otherwise) which default is not cured within any applicable grace period;

      10.15. Change of Ownership. Any Change of Ownership or Change of Control shall occur;

      10.16. Invalidity. Any material provision of this Agreement or any Other Document shall, for any reason, cease to be valid and binding on Borrower, or Borrower shall so claim in writing to Term B Lender;

      10.17. Licenses. (i) Any Governmental Body shall (A) revoke, terminate, suspend or adversely modify any license, permit, patent trademark or tradename of Borrower, or (B) commence proceedings to suspend, revoke, terminate or adversely modify any such license, permit, trademark, tradename or patent and such proceedings shall not be dismissed or discharged within sixty (60) days, or
(c) schedule or conduct a hearing on the renewal of any license, permit, trademark, tradename or patent necessary for the continuation of Borrower's business and the staff of such Governmental Body issues a report recommending the termination, revocation, suspension or material, adverse modification of such license, permit, trademark, tradename or patent; (ii) any agreement which is necessary or material to the operation of Borrower's business shall be revoked or terminated and not replaced by a substitute acceptable to Term B Lender within thirty (30) days after the date of such revocation or termination, and such revocation or termination and non-replacement would reasonably be expected to have a Material Adverse Effect;

      10.18. Seizures. Any portion of the Collateral shall be seized or taken by a Governmental Body, or Borrower or the title and rights of Borrower or any Original Owner which is the owner of any material portion of the Collateral shall have become the subject matter of claim, litigation, suit or other proceeding which might, in the opinion of Term B Lender, upon final determination, result in impairment or loss of the security provided by this Agreement or the Other Documents;


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      10.19. Operations. The operations of Borrower's manufacturing facility are interrupted at any time for more than twelve (12) hours during any period of ten
(10) consecutive days, unless Borrower shall (i) be entitled to receive for such period of interruption, proceeds of business interruption insurance sufficient to assure that its per diem cash needs during such period is at least equal to its average per diem cash needs for the consecutive three month period immediately preceding the initial date of interruption and (ii) receive such proceeds in the amount described in clause (i) preceding not later than thirty
(30) days following the initial date of any such interruption; provided, however, that notwithstanding the provisions of clauses (i) and (ii) of this section, an Event of Default shall be deemed to have occurred if Borrower shall be receiving the proceeds of business interruption insurance for a period of thirty (30) consecutive days; or

      10.20. Pension Plans. An event or condition specified in Sections 7.16 or
9.15 hereof shall occur or exist with respect to any Plan and, as a result of such event or condition, together with all other such events or conditions, Borrower or any member of the Controlled Group shall incur, or in the opinion of Term B Lender be reasonably likely to incur, a liability to a Plan or the PBGC (or both) which, in the reasonable judgment of Term B Lender, would have a Material Adverse Effect.

XI. TERM B LENDER'S RIGHTS AND REMEDIES AFTER DEFAULT.

      11.1. Rights and Remedies. Upon the occurrence of (i) an Event of Default pursuant to Section 10.7 all Obligations shall be immediately due and payable; and, (ii) any of the other Events of Default and at any time thereafter (such default not having previously been cured), at the option of Term B Lender all Obligations shall be immediately due and payable, and (iii) a filing of a petition against Borrower in any involuntary case under any state or federal bankruptcy laws, all Obligations shall be immediately due and payable. Upon the occurrence of any Event of Default, but subject to the Intercreditor Agreement, Term B Lender shall have the right to exercise any and all rights and remedies provided for herein, under the Other Documents, under the Uniform Commercial Code and at law or equity generally, including the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process. Term B Lender may enter any of Borrower's premises or other premises without legal process and without incurring liability to Borrower therefor, and Term B Lender may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as Term B Lender may deem advisable and Term B Lender may require Borrower to make the Collateral available to Term B Lender at a convenient place. With or without having the Collateral at the time or place of sale, Term B Lender may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Term B Lender may elect. Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Term B Lender shall give Borrower reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to Borrower at least ten (10) days prior to such sale or sales is reasonable notification. At any public sale Term B Lender may bid for and become the purchaser, and Term B Lender or any other purchaser at


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any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and all such claims, rights and equities are hereby expressly waived and released by Borrower. In connection with the exercise of the foregoing remedies, including the sale of Inventory, Term B Lender is granted a perpetual nonrevocable, royalty free, nonexclusive license and Term B Lender is granted permission to use all of Borrower's (a) trademarks, trade styles, trade names, patents, patent applications, copyrights, service marks, licenses, franchises and other proprietary rights which are used or useful in connection with Inventory for the purpose of marketing, advertising for sale and selling or otherwise disposing of such Inventory and (b) Equipment for the purpose of completing the manufacture of unfinished goods. The cash proceeds realized from the sale of any Collateral shall be applied to the Obligations in the order set forth in Section 11.5 hereof. Noncash proceeds will only be applied to the Obligations as they are converted into cash. If any deficiency shall arise, Borrower shall remain liable to Term B Lender therefor.

      To the extent that Applicable Law imposes duties on Term B Lender to exercise remedies in a commercially reasonable manner, Borrower acknowledges and agrees that it is not commercially unreasonable for Term B Lender (i) to fail to incur expenses reasonably deemed significant by Term B Lender to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Customers or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Customers and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as the Borrower, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure Term B Lender against risks of loss, collection or disposition of Collateral or to provide to Term B Lender a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by Term B Lender, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Term B Lender in the collection or disposition of any of the Collateral. Borrower acknowledges that the purpose of this Section 11.1(b) is to provide non-exhaustive indications of what actions or omissions by Term B Lender would not be commercially unreasonable in Term B Lender's exercise of remedies against the Collateral and that other actions or omissions by Term B Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 11.1(b). Without limitation upon the foregoing, nothing contained in this Section 11.1(b) shall be construed to grant any rights to Borrower or to impose any duties on Term B Lender that would not have been granted or imposed by this Agreement or by Applicable Law in the absence of this Section 11.1(b).


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      11.2. Term B Lender's Discretion. Term B Lender shall have the right in its sole discretion to determine which rights, Liens, security interests or remedies Term B Lender may at any time pursue, relinquish, subordinate, or modify or to take any other action with respect thereto and such determination will not in any way modify or affect any of Term B Lender's rights hereunder.

      11.3. Setoff. In addition to any other rights which Term B Lender may have under Applicable Law, upon the occurrence of an Event of Default hereunder, Term B Lender shall have a right, immediately and without notice of any kind, to apply Borrower's property held by Term B Lender to reduce the Obligations.

      11.4. Rights and Remedies not Exclusive. The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any rights or remedy shall not preclude the exercise of any other right or remedies provided for herein or otherwise provided by law, all of which shall be cumulative and not alternative.

      11.5. Allocation of Payments After Event of Default. Notwithstanding any other provisions of this Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by Term B Lender on account of the Obligations or any other amounts outstanding under any of the Other Documents or in respect of the Collateral may, at Term B Lender's discretion, be paid over or delivered as follows:

            FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees) of Term B Lender in connection with enforcing its rights under this Agreement and the Other Documents and any protective advances made by Term B Lender with respect to the Collateral under or pursuant to the terms of this Document;

            SECOND, to payment of any fees owed to Term B Lender;

            THIRD, to the payment of all of the Obligations consisting of accrued fees and interest;

            FOURTH, to the payment of the outstanding principal amount of the Obligations;

            FIFTH, to all other Obligations and other obligations which shall have become due and payable under the Other Documents or otherwise and not repaid pursuant to clauses "FIRST" through "FOURTH" above; and

            SIXTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

      In carrying out the foregoing, amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category.


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XII. WAIVERS AND JUDICIAL PROCEEDINGS.

      12.1. Waiver of Notice. Borrower hereby waives notice of non-payment of any of the Receivables, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

      12.2. Delay. No delay or omission on Term B Lender's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.

      12.3. Jury Waiver. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

XIII. EFFECTIVE DATE AND TERMINATION.

      13.1. Term. This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of Borrower and Term B Lender, shall become effective on the date hereof and shall continue in full force and effect until the Termination Date (the "Term") unless sooner terminated as herein provided. Borrower may terminate this Agreement at any time upon thirty (30) days' prior written notice upon payment in full of the Obligations. In the event the Obligations are prepaid in full or in part prior to the last day of the Term (the date of such prepayment hereinafter referred to as the "Early Termination Date"), Borrower shall pay to Term B Lender an early termination fee in an amount equal to (x) three percent (3.00%) of the prepaid portion of the principal amount of the Obligations if the Early Termination Date occurs on or after the Closing Date to and including the date immediately preceding the first anniversary of the Closing Date, (y) two percent (2.00%) of the prepaid portion of the principal amount of the Obligations if the Early Termination Date occurs on or after the first anniversary of the Closing Date to and including the date immediately preceding the second anniversary of the Closing Date, and (z) one percent (1.00%) of the prepaid portion of the principal amount of the Obligations if the Early Termination Date occurs on or after the second anniversary of the Closing Date to and including the date immediately preceding the third anniversary of the Closing Date.


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      13.2. Termination. The termination of the Agreement shall not affect
Borrower's or Term B Lender's rights, or any of the Obligations having their inception prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created or Obligations have been fully and indefeasibly paid, disposed of, concluded or liquidated. The security interests, Liens and rights granted to Term B Lender hereunder and the financing statements filed hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement, until all of the Obligations of Borrower have been indefeasibly paid and performed in full in cash after the irrevocable termination of this Agreement or Borrower has furnished Term B Lender with an indemnification satisfactory to Term B Lender with respect thereto. Accordingly, Borrower waives any rights which it may have under the Uniform Commercial Code to demand the filing of termination statements with respect to the Collateral, and Term B Lender shall not be required to send such termination statements to Borrower, or to file them with any filing office, unless and until this Agreement shall have been irrevocably terminated in accordance with its terms and all Obligations have been indefeasibly paid in full in immediately available funds. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until all Obligations are indefeasibly paid and performed in full.

XIV. BORROWING AGENCY.

      14.1. Borrowing Agency Provisions.

            (a) Each Borrower hereby irrevocably designates Borrowing Agent to be its attorney and agent and in such capacity to borrow, sign and endorse notes, and execute and deliver all instruments, documents, writings and further assurances now or hereafter required hereunder, on behalf of such Borrower or Borrowers, and hereby authorizes Term B Lender to pay over or credit all loan proceeds hereunder in accordance with the request of Borrowing Agent.

            (b) The handling of this credit facility as a co-borrowing facility with a borrowing agent in the manner set forth in this Agreement is solely as an accommodation to Borrowers and at their request. Term B Lender shall not incur liability to Borrowers as a result thereof. To induce Term B Lender to do so and in consideration thereof, each Borrower hereby indemnifies Term B Lender and holds Term B Lender harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against Term B Lender by any Person arising from or incurred by reason of the handling of the financing arrangements of Borrowers as provided herein, reliance by Term B Lender on any request or instruction from Borrowing Agent or any other action taken by Term B Lender with respect to this Section 14.1 except due to willful misconduct or gross (not mere) negligence by the indemnified party (as determined by a court of competent jurisdiction in a final and non-appealable judgment).

            (c) All Obligations shall be joint and several, and each Borrower shall make payment upon the maturity of the Obligations by acceleration or otherwise, and such obligation and liability on the part of each Borrower shall in no way be affected by any extensions, renewals and forbearance granted to Term B Lender to any Borrower, failure of Term B Lender to give any Borrower notice of borrowing or any other notice, any failure of Term B Lender to pursue or preserve its rights against any Borrower, the release by Term B Lender of any Collateral now or thereafter acquired from any Borrower, and such agreement by each Borrower to pay upon any notice issued pursuant thereto is unconditional and unaffected by prior recourse by Term B Lender to the other Borrowers or any Collateral for such Borrower's Obligations or the lack thereof. Each Borrower waives all suretyship defenses.


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      14.2. Waiver of Subrogation. Each Borrower expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution of any other claim which such Borrower may now or hereafter have against the other Borrowers or other Person directly or contingently liable for the Obligations hereunder, or against or with respect to the other Borrowers' property (including, without limitation, any property which is Collateral for the Obligations), arising from the existence or performance of this Agreement, until termination of this Agreement and repayment in full of the Obligations.

XV. MISCELLANEOUS.

      15.1. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York. Any judicial proceeding brought by or against Borrower with respect to any of the Obligations, this Agreement, the Other Documents or any related agreement may be brought in any court of competent jurisdiction in the State of New York, United States of America, and, by execution and delivery of this Agreement, Borrower accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to Borrower at its address set forth in Section 15.6 and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Term B Lender to bring proceedings against Borrower in the courts of any other jurisdiction. Borrower waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Borrower waives the right to remove any judicial proceeding brought against Borrower in any state court to any federal court. Any judicial proceeding by Borrower against Term B Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the County of New York, State of New York.

      15.2. Entire Understanding.

            (a) This Agreement and the documents executed concurrently herewith contain the entire understanding between Borrower and Term B Lender and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by Borrower's and Term B Lender's respective officers. Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Borrower acknowledges that it has been advised by counsel in connection with the execution of this Agreement and Other Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.


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            (b) Term B Lender and Borrower may from time to time enter into written supplemental agreements to this Agreement or the Other Documents executed by Borrower, for the purpose of adding or deleting any provisions or otherwise changing, varying or waiving in any manner the rights of Term B Lender or Borrower thereunder or the conditions, provisions or terms thereof of waiving any Event of Default thereunder, but only to the extent specified in such written agreements. Any such supplemental agreement shall apply equally to, and shall be binding upon Borrower, Term B Lender and all future holders of the Obligations. In the case of any waiver, Borrower and Term B Lender shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default which was waived), or impair any right consequent thereon.

      15.3. Successors and Assigns; Participations; New Lenders.

            (a) This Agreement shall be binding upon and inure to the benefit of Borrower Term B Lender, all future holders of the Obligations and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Term B Lender.

            (b) Borrower acknowledges that in the regular course of commercial banking business Term B Lender may at any time and from time to time sell participating interests in the Term Loan to other financial institutions (each such transferee or purchaser of a participating interest, a "Participant") and shall provide notice to the Borrower thereof. Each Participant may exercise all rights of payment (including rights of set-off) with respect to the portion of the Term Loan held by it or other Obligations payable hereunder as fully as if such Participant were the direct holder thereof provided that Borrower shall not be required to pay to any Participant more than the amount which it would have been required to pay to Term B Lender had Term B Lender retained such interest in the Term Loan hereunder or other Obligations payable hereunder and in no event shall Borrower be required to pay any such amount arising from the same circumstances and with respect to the portion of the Term Loan or other Obligations payable hereunder to both Term B Lender and such Participant. Borrower hereby grants to any Participant a continuing security interest in any deposits, moneys or other property actually or constructively held by such Participant as security for the Participant's interest in the Term Loan.

            (c) Term B Lender may sell, assign or transfer all or any part of its rights and obligations under or relating to the Term Loan under this Agreement and the Other Documents to one or more additional banks or financial institutions (each a "Purchasing Lender"), in minimum amounts of not less than $1,000,000, pursuant to a Commitment Transfer Supplement, executed by a Purchasing Lender and Term B Lender and delivered to Term B Lender for recording. Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Commitment Transfer Supplement, (i) Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of Term B Lender thereunder with a Commitment Percentage as set forth therein, and (ii) Term B Lender thereunder shall, to the extent


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provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement, the Commitment Transfer Supplement creating a novation for that purpose. Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of Term B Lender under this Agreement and the Other Documents. Borrower hereby consents to the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of Term B Lender under this Agreement and the Other Documents. Borrower shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing.

            (d) Term B Lender may directly or indirectly sell, assign or transfer all or any portion of its rights and obligations under or relating to the Term Loan under this Agreement and the Other Documents to an entity, whether a corporation, partnership, trust, limited liability company or other entity that (i) is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and (ii) is administered, serviced or managed by Term B Lender or an Affiliate of Term B Lender (a "Purchasing CLO" and together with each Participant and Purchasing Lender, each a "Transferee" and collectively the "Transferees"), pursuant to a Commitment Transfer Supplement modified as appropriate to reflect the interest being assigned ("Modified Commitment Transfer Supplement"), executed by any intermediate purchaser, the Purchasing CLO, and Term B Lender as appropriate and delivered to Term B Lender for recording. Upon such execution and delivery, from and after the transfer effective date determined pursuant to such Modified Commitment Transfer Supplement, (i) Purchasing CLO thereunder shall be a party hereto and, to the extent provided in such Modified Commitment Transfer Supplement, have the rights and obligations of Term B Lender thereunder and (ii) Term B Lender thereunder shall, to the extent provided in such Modified Commitment Transfer Supplement, be released from its obligations under this Agreement, the Modified Commitment Transfer Supplement creating a novation for that purpose. Such Modified Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing CLO. Borrower hereby consents to the addition of such Purchasing CLO. Borrower shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing.

            (e) Term B Lender shall maintain at its address a copy of each Commitment Transfer Supplement and Modified Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of each Purchasing Lender and the outstanding principal, accrued and unpaid interest and other fees due hereunder. The entries in the Register shall be conclusive, in the absence of manifest error, and Borrower, Term B Lender and Purchasing Lenders may treat each Person whose name is recorded in the Register as the owner of the Term Loan recorded therein for the purposes of this Agreement. The Register shall be available for inspection by Borrower or any Purchasing Lender at any reasonable time and from time to time upon reasonable prior notice. Term B Lender shall receive a fee in the amount of $3,500 payable by the applicable Purchasing Lender and/or Purchasing CLO upon the effective date of each transfer or assignment (other than to an intermediate purchaser) to such Purchasing Lender and/or Purchasing CLO.


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            (f) Borrower authorizes Term B Lender to disclose to any Transferee and any prospective Transferee any and all financial information in Term B Lender's possession concerning Borrower which has been delivered to Term B Lender by or on behalf of Borrower pursuant to this Agreement or in connection with Term B Lender's credit evaluation of Borrower.

      15.4. Application of Payments. Term B Lender shall have the continuing and exclusive right to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations. To the extent that Borrower makes a payment or Term B Lender receives any payment or proceeds of the Collateral for Borrower's benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Term B Lender.

      15.5. Indemnity. Borrower shall indemnify Term B Lender and each of its officers, directors, Affiliates, attorneys, employees and agents from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against Term B Lender in any claim, litigation, proceeding or investigation instituted or conducted by any Governmental Body or instrumentality or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or the Other Documents, whether or not Term B Lender is a party thereto, except to the extent that any of the foregoing arises out of the willful misconduct of the party being indemnified (as determined by a court of competent jurisdiction in a final and non-appealable judgment). Without limiting the generality of the foregoing, this indemnity shall extend to any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including fees and disbursements of counsel) asserted against or incurred by any of the indemnitees described above in this Section 15.5 by any Person under any Environmental Laws or similar laws by reason of Borrower's or any other Person's failure to comply with laws applicable to solid or hazardous waste materials, including Hazardous Substances and Hazardous Waste, or other Toxic Substances. Additionally, if any taxes (excluding taxes imposed upon or measured solely by the net income of Term B Lender, but including any intangibles taxes, stamp tax, recording tax or franchise tax) shall be payable by Term B Lender or Borrower on account of the execution or delivery of this Agreement, or the execution, delivery, issuance or recording of any of the Other Documents, or the creation or repayment of any of the Obligations hereunder, by reason of any Applicable Law now or hereafter in effect, Borrower will pay (or will promptly reimburse Term B Lender for payment of) all such taxes, including interest and penalties thereon, and will indemnify and hold the indemnitees described above in this
Section 15.5 harmless from and against all liability in connection therewith.


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      15.6. Notice. Any notice or request hereunder may be given to Borrower or to Term B Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section. Any notice, request, demand, direction or other communication (for purposes of this Section 15.6 only, a "Notice") to be given to or made upon any party hereto under any provision of this Loan Agreement shall be given or made by telephone or in writing (which includes by means of electronic transmission (i.e., "e-mail") or facsimile transmission or by setting forth such Notice on a site on the World Wide Web (a "Website Posting") if Notice of such Website Posting (including the information necessary to access such site) has previously been delivered to the applicable parties hereto by another means set forth in this Section 15.6) in accordance with this
Section 15.6. Any such Notice must be delivered to the applicable parties hereto at the addresses and numbers set forth under their respective names on Section
15.6 hereof or in accordance with any subsequent unrevoked Notice from any such party that is given in accordance with this Section 15.6. Any Notice shall be effective:

            (a) In the case of hand-delivery, when delivered;

            (b) If given by mail, four days after such Notice is deposited with the United States Postal Service, with first-class postage prepaid, return receipt requested;

            (c) In the case of a telephonic Notice, when a party is contacted by telephone, if delivery of such telephonic Notice is confirmed no later than the next Business Day by hand delivery, a facsimile or electronic transmission, a Website Posting or an overnight courier delivery of a confirmatory Notice (received at or before noon on such next Business Day);

            (d) In the case of a facsimile transmission, when sent to the applicable party's facsimile machine's telephone number, if the party sending such Notice receives confirmation of the delivery thereof from its own facsimile machine;

            (e) In the case of electronic transmission, when actually received;

            (f) In the case of a Website Posting, upon delivery of a Notice of such posting (including the information necessary to access such site) by another means set forth in this Section 15.6; and

            (g) If given by any other means (including by overnight courier), when actually received.

                 (A) If to Term B Lender at: Steel City Capital Funding LLC
                                             1600 Market Street, 31st Floor
                                             Philadelphia, Pennsylvania 19103
                                             Attention:Thomas J. Bugieda
                                             Telephone:(215) 585-5369
                                             Facsimile:(215) 585-4771


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                     with a copy to:         Hahn & Hessen LLP
                                             488 Madison Avenue
                                             New York, NY 10022
                                             Attention:Steven J. Seif, Esq.
                                             Telephone:(212) 478-7370
                                             Facsimile:(212) 478-7400

                 (B) If to Borrower:         c/o Air Industries Machining, Corp.
                                             1479 Clinton Avenue
                                             Bay Shore, New York  11706
                                             Attention:Louis Giusto, Vice
                                             Chairman & CFO
                                             Telephone:(631) 968-5000
                                             Facsimile:(631) 968-5377

                     with a copy to:         Eaton & Van Winkle LLP
                                             3 Park Avenue, 16th floor
                                             New York, New York  10016-2078
                                             Attention:Charles Fewell, Esq.
                                             Telephone:(212) 561-3627
                                             Facsimile:(212) 779-9928

      15.7. Survival. The obligations of Borrower under Sections 2.2(f), 3.5, 3.6, 3.7, 4.19(h), and 15.5, shall survive termination of this Agreement and the Other Documents and payment in full of the Obligations.

      15.8. Severability. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under Applicable Laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

      15.9. Expenses. All costs and expenses including reasonable attorneys' fees (including the allocated costs of in house counsel) and disbursements incurred by Term B Lender (a) in all efforts made to enforce payment of any Obligation or effect collection of any Collateral, or (b) in connection with the entering into, modification, amendment, administration and enforcement of this Agreement, the Subordination Agreement or any consents or waivers hereunder or thereunder and all related agreements, documents and instruments, or (c) in instituting, maintaining, preserving, enforcing and foreclosing on Term B Lender's security interest in or Lien on any of the Collateral, or maintaining, preserving or enforcing any of Term B Lender's rights hereunder, under the Subordination Agreement and under all related agreements, documents and instruments, whether through judicial proceedings or otherwise, or (d) in defending or prosecuting any actions or proceedings arising out of or relating to Term B Lender's transactions with Borrower or any guarantor or any Subordinated Lender or (e) in connection with any advice given to Term B Lender with respect to its rights and obligations under this Agreement, the Subordination Agreement and all related agreements, documents and instruments, shall be part of the Obligations, or, at Term B Lender's option, shall be paid to Term B Lender immediately upon demand.


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      15.10. Injunctive Relief. Borrower recognizes that, in the event Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, or threatens to fail to perform, observe or discharge such obligations or liabilities, any remedy at law may prove to be inadequate relief to Term B Lender; therefore, Term B Lender, if Term B Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.

      15.11. Damages. Neither Term B Lender nor any agent or attorney for Term B Lender, shall be liable to Borrower (or any Affiliate of any such Person) for indirect, punitive, exemplary or consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations or as a result of any transaction contemplated under this Agreement or any Other Document.

      15.12. Captions. The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.

      15.13. Counterparts; Facsimile Signatures. This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

      15.14. Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

      15.15. Confidentiality; Sharing Information.

            (a) Term B Lender and each Transferee shall hold all non-public information obtained by Term B Lender and such Transferee pursuant to the requirements of this Agreement in accordance with Term B Lender's and such Transferee's customary procedures for handling confidential information of this nature; provided, however, Term B Lender and each Transferee may disclose such confidential information (a) to its examiners, Affiliates, outside auditors, counsel and other professional advisors, (b) Term B Lender or any prospective Transferee, and (c) as required or requested by any Governmental Body or representative thereof or pursuant to legal process; provided, further that (i) unless specifically prohibited by Applicable Law or court order, Term B Lender and each Transferee shall use its reasonable best efforts prior to disclosure thereof, to notify Borrower of the applicable request for disclosure of such non-public information (A) by a Governmental Body or representative thereof (other than any such request in connection with an examination of the financial condition of Term B Lender or a Transferee by such Governmental Body) or (B) pursuant to legal process and (ii) in no event shall Term B Lender or any Transferee be obligated to return any materials furnished by Borrower other than those documents and instruments in possession of Term B Lender in order to perfect its Lien on the Collateral once the Obligations have been paid in full and this Agreement has been terminated.


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            (b) Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by Term B Lender or by one or more Subsidiaries or Affiliates of Term B Lender and Borrower hereby authorizes Term B Lender to share any information delivered to Term B Lender by Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of Term B Lender to enter into this Agreement, to any such Subsidiary or Affiliate of Term B Lender, it being understood that any such Subsidiary or Affiliate of Term B Lender receiving such information shall be bound by the provisions of this Section 15.15 as if it were a party hereto. Such authorization shall survive the repayment of the other Obligations and the termination of this Agreement.

      15.16. Publicity. Borrower hereby authorizes Term B Lender to make appropriate announcements of the financial arrangement entered into among Borrower and Term B Lender, including announcements which are commonly known as tombstones, in such publications and to such selected parties as Term B Lender shall in its sole and absolute discretion deem appropriate.

      15.17. Certifications From Banks and Participants; US PATRIOT Act. Any assignee or participant of Term B Lender that is not incorporated under the Laws of the United States of America or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA PATRIOT Act and the applicable regulations because it is both (i) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and (ii) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to Term B Lender the certification, or, if applicable, recertification, certifying that such assignee or participant of Term B Lender is not a "shell" and certifying to other matters as required by Section 313 of the USA PATRIOT Act and the applicable regulations: (1) within 10 days after the Closing Date, and (2) as such other times as are required under the USA PATRIOT Act.


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      Each of the parties has signed this Agreement as of the day and year first above written.


                                        AIR INDUSTRIES MACHINING, CORP.

                                        By: /s/ Peter D. Rettaliata
                                            ------------------------------------
                                        Name:Peter D. Rettaliata
                                        Title:President


                                        SIGMA METALS, INC.

                                        By: /s/ Peter D. Rettaliata
                                            ------------------------------------
                                        Name: Peter D. Rettaliata
                                        Title: President


                                        WELDING METALLURGY, INC., as successor
                                        by merger with WMS Merger Corp.

                                        By: /s/ Peter D. Rettaliata
                                            ------------------------------------
                                        Name: Peter D. Rettaliata
                                        Title:President


                                        STEEL CITY CAPITAL FUNDING LLC
                                        (AS TERM B LENDER)

                                        By: /s/ Kevin Madigan
                                            ------------------------------------
                                        Name: Kevin Madigan
                                        Title: Managing Director


Signature Page to Loan and Security Agreement - 1248649